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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Jones Lang LaSalle Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Jones Lang LaSalle Incorporated 200 East Randolph Drive Chicago, Illinois 60601

April 19, 2006

Dear Shareholder:

                We would like to invite you to attend our 2006 Annual Meeting of Shareholders, which will be held on Thursday, May 25, 2006, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois.

                Our Annual Report for 2005 (which includes our Form 10-K) is enclosed for your information. Also enclosed are a proxy card and a postage-paid return envelope.

                Your vote is very important to us. To be sure that your shares will be voted at the Annual Meeting, you may either:

    (1)
    complete and sign the enclosed proxy card and return it by mail in the enclosed envelope as promptly as possible; or

    (2)
    vote electronically, by telephone or over the Internet, as described on the proxy card.

                If you attend the Annual Meeting, you may vote your shares in person even though you may have previously given your proxy. We appreciate your continued interest in our firm.

Sincerely,
Sheila A. Penrose	Colin Dyer
Chairman of the Board of Directors	President and Chief Executive Officer

Jones Lang LaSalle Incorporated
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 25, 2006

              The 2006 Annual Meeting of Shareholders of Jones Lang LaSalle Incorporated will be held on Thursday, May 25, 2006, beginning at 8:30 a.m., local time, at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago, Illinois, for the following purposes:

  1.
  To elect four Directors to serve one-year terms until the 2007 Annual Meeting of Shareholders or until their successors are elected and qualify;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006;

  3.
  To approve an increase in the number of shares of our Common Stock reserved for issuance under the Jones Lang LaSalle Savings Related Share Option (UK) Plan by 500,000; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

              Our Board of Directors has fixed the close of business on Friday, March 24, 2006 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting. Only shareholders or persons holding proxies from shareholders will be permitted to attend the Annual Meeting.

By Order of the Board of Directors
Mark J. Ohringer Corporate Secretary
April 19, 2006

              YOUR VOTE IS VERY IMPORTANT. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING IN PERSON. IN ORDER FOR US TO HAVE THE QUORUM NECESSARY TO CONDUCT THE ANNUAL MEETING, WE ASK THAT SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON EITHER (1) SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT BY MAIL IN THE ACCOMPANYING ENVELOPE OR (2) GIVE THEIR PROXY BY TELEPHONE OR OVER THE INTERNET. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

Table of Contents

PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

Jones Lang LaSalle Incorporated
200 EAST RANDOLPH DRIVE
CHICAGO, ILLINOIS 60601

PROXY STATEMENT

2006 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:        Why am I receiving these materials?

A:        The Board of Directors (the Board) of Jones Lang LaSalle Incorporated, a Maryland corporation (Jones Lang LaSalle, which may sometimes be referred to as the Company or as we, us or our), is providing these proxy materials for you in connection with the Company's 2006 Annual Meeting of Shareholders (including any adjournments or postponements, the Annual Meeting), which will take place at 8:30 a.m. local time, on Thursday, May 25, 2006 at The Mid-America Club, located on the 80th floor of the Aon Center, 200 East Randolph Drive, Chicago Illinois. We are sending this Proxy Statement and the enclosed form of proxy to our shareholders on or about April 19, 2006.

              As one of our shareholders, you are invited to attend the Annual Meeting and you are entitled and encouraged to vote on the items of business described in this Proxy Statement.

Q:        What information is contained in this Proxy Statement?

A:        The information we have included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting and also to the voting process. We have organized this Proxy Statement according to the three different matters on which our shareholders will be voting and to provide the information we are required to disclose in order for you to make your decision about how to vote.

Q:        What information is included with this Proxy Statement?

A:        We are also sending you our 2005 Annual Report, which includes our Form 10-K for the year ended December 31, 2005, as well as a proxy card and a postage-paid return envelope.

Q:        What items of business will be voted on at the Annual Meeting?

A:        The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of four Directors to serve one-year terms until the 2007 Annual Meeting of Shareholders;
•	The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2006; and
•	The approval of an increase in the number of shares of Common Stock reserved for issuance under the Company's Savings Related Share Option (UK) Plan (the UK ShareSave Plan) by 500,000.

We will also consider other business that properly comes before the Annual Meeting.

Q:        How does the Board recommend that I vote?

A:        Our Board recommends that you vote your shares as follows:

•	FOR each of the nominees to the Board;
•	FOR the ratification of the appointment of our independent registered public accounting firm for 2006; and
•	FOR the approval of an increase by 500,000 in the number of shares of Common Stock reserved for issuance under the Company's UK ShareSave Plan.

Q:        What shares can I vote?

A:        Only shareholders of record of Jones Lang LaSalle's Common Stock, $.01 par value per share (the Common Stock), at the close of business on Friday, March 24, 2006 (the Record Date), are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Directors to be elected. Based on the information we received from our transfer agent and stock registrar, there were 35,700,797 shares of Common Stock outstanding on the Record Date held in approximately 600 registered accounts representing approximately 14,000 beneficial owners.

Q:        What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:        Most Jones Lang LaSalle shareholders hold their shares through a broker or other nominee rather than directly in their own names. There are some distinctions between shares held of record and those owned beneficially, as we summarize below:

    Shareholder of Record

    If your shares are registered directly in your name with Jones Lang LaSalle's stock registrar, Mellon Investor Services, then with respect to those shares you are considered to be the shareholder of record and we are therefore sending these proxy materials directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for you to use.

    Beneficial Owner

    If your shares are held in a brokerage account or by a trustee or another nominee, then you are considered the beneficial owner of shares held "in street name" and these proxy materials are being forwarded to you by your broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting.

    Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided instructions to you on how to vote your shares.

Q:        How can I attend the Annual Meeting?

A:        You are entitled to attend the Annual Meeting only if you were a Jones Lang LaSalle shareholder as of the close of business on Friday, March 24, 2006 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 24, 2006, a copy of the voting instruction card provided to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

Q:        How can I vote my shares in person at the Annual Meeting?

A:        You may vote in person at the Annual Meeting those shares you hold in your name as the shareholder of record. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:        How can I vote my shares without attending the Annual Meeting?

A:        Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders may deliver their proxies either:

    (1)
    by completing and submitting a properly signed proxy card or voting instruction card;
    (2)
    by telephone; or
    (3)
    electronically over the Internet.

            You will find instructions on the proxy card or voting instruction card.

Q:        May I change my vote or revoke my proxy?

A:        You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by:

    (1)
    granting a new proxy bearing a later date (which automatically revokes the earlier proxy);
    (2)
    providing a written notice of revocation prior to your shares being voted; or
    (3)
    attending the Annual Meeting and voting in person.

              A written notice of revocation must be sent to our Corporate Secretary at the address of our principal executive office, which is set forth above. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:        Who can help answer my questions?

A:        If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact Mellon Investor Services at +1.201.680.4000.

              If you need additional copies of this Proxy Statement or voting materials, please contact Mellon Investor Services at the number above or the Company's Investor Relations team at +1.312.228.2430.

Q:        How many shares must be present or represented to conduct business at the Annual Meeting?

A:        The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our Common Stock that are issued and outstanding and are entitled to vote must be present in person or represented by proxy.

Q:        What is the voting requirement to approve each of the proposals?

A:        Directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the four nominees receiving the highest number of votes will be elected. There is no cumulative voting for Directors. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2006. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will also be necessary to approve the amendment to the UK ShareSave Plan, provided that the total vote cast on this proposal represents over 50% of the total number of shares outstanding on the Record Date.

Q:        How are votes counted?

A:        Shares of Common Stock represented in person or by properly executed proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares which abstain from voting as to a particular matter and broker non-votes (as defined below) will be treated as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter. Accordingly, abstentions and broker non-votes will have no effect in determining whether Director nominees have received the requisite number of affirmative votes. Abstentions and broker non-votes will have no effect on the voting with respect to the approval of KPMG LLP. Abstentions and broker non-votes will have the effect of a vote against the approval of the increase in the number of shares reserved for issuance under the UK ShareSave Plan unless holders of 50% of the total number of shares outstanding on the Record Date cast votes on such proposal, in which event an abstention or broker non-vote will have no effect on the result of the vote.

A "broker non-vote" occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Q:        What happens if additional matters are presented at the Annual Meeting?

A:        Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in accordance with the recommendations of our Board of Directors as set forth in this Proxy Statement. We do not know of any matters to be presented at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxy.

Q:        Who will serve as inspector of elections?

A:        The inspector of elections will be a representative of Mellon Investor Services.

Q:        What should I do if I receive more than one set of voting materials?

A:        You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Jones Lang LaSalle proxy card and voting instruction card that you receive.

Q:        Where can I find the voting results of the Annual Meeting?

A:        We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for our quarter ended June 30, 2006.

Q:        What is the deadline to propose actions for consideration at next year's Annual Meeting of Shareholders or to nominate individuals to serve as Directors?

A:        Shareholder proposals, including nominations for individuals to serve as directors, intended to be presented at the 2007 Annual Meeting and included in Jones Lang LaSalle's proxy statement and form of proxy relating to that Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the Exchange Act) must be received by Jones Lang LaSalle at our principal executive office by December 20, 2006. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by Jones Lang LaSalle at our principal executive office by March 5, 2007. Our Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted not later than February 23, 2007 and not earlier than January 25, 2007.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

              Our policies and practices reflect corporate governance initiatives that we believe comply with the listing requirements of the New York Stock Exchange (NYSE), on which our Common Stock is traded, the corporate governance requirements of the Sarbanes-Oxley Act of 2002 as currently in effect, various regulations issued by the Securities and Exchange Commission (SEC) and certain provisions of the General Corporation Law in the State of Maryland, where Jones Lang LaSalle is incorporated.

              We maintain a corporate governance section on our public website, www.joneslanglasalle.com, which includes key information about our corporate governance initiatives set forth in our Corporate Governance Guidelines, the Charters for the three Committees of our Board of Directors described below, a Statement of Qualifications of Members of the Board of Directors and our Code of Business Ethics. This information is also available in print to any shareholder who requests it in writing from our Corporate Secretary at the address of our principal executive office set forth above. The Board of Directors regularly reviews corporate governance developments and modifies our Guidelines and Charters accordingly.

              Our Code of Business Ethics applies to all employees of the Company, including all of our executive officers, as well as to the members of our Board of Directors.

Information about the Board of Directors and Corporate Governance

              The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders either by applicable law, our Articles of Incorporation or our By-Laws. The Board elects the Chairman of the Board, the Chief Executive Officer and certain other members of the senior management team, which is charged with conducting the Company's business under the oversight of the Board to enhance the long-term value of the Company to the shareholders. The Board acts as an advisor and counselor to the Company's senior management and ultimately monitors its performance.

Director Independence

              A majority of our Board must consist of independent Directors. All of the members of the Audit, Compensation and Nominating and Governance Committees of our Board must be, and are, independent Directors. For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. The Board observes all criteria for independence and experience established by the NYSE (including Rule 303A in its Listed Company Manual) and by other governing laws and regulations. At least annually, the Board reviews any relationships that the Directors have with the Company in order to reaffirm their independence. After a review of the relationships with other entities that our Directors have disclosed in response to inquiries from the Company, and based on the Company's records, the Board has determined that all Directors whom we describe in this Proxy Statement as being Non-Executive Directors are independent according to the applicable criteria.

Non-Executive Chairman of the Board

              Effective January 1, 2005, the role of the Chairman of the Board has been held by Sheila A. Penrose, a Non-Executive Director who is independent and who the Board has determined will also serve as the Lead Independent Director of the Board for purposes of the NYSE's corporate governance rules, including presiding over regularly scheduled executive sessions of our Non-Executive Directors (meaning Directors whom we do not otherwise employ as Company officers). The Board has determined that each person who serves as Chairman of the Board from time to time, if that person is independent, will automatically also serve as a member of each of the Board's Committees.

The Board and Board Committees

              Changes to Board Composition During 2005

              Effective October 24, 2005, in order to fill two vacancies the Board of Directors elected each of Lauralee E. Martin and Alain Monié as a member of the Board of Directors. Ms. Martin is our Chief Operating and Financial Officer and will therefore serve as a management Director. Mr. Monié will serve as a Non-Executive Director. Biographical and other information regarding their terms of service is provided below.

              Board Meetings During 2005

              The full Board of Directors held four in-person meetings and fourteen telephonic meetings during 2005. Each Director who held such position during 2005 attended, in aggregate, at least 75% of all meetings of the Board and of any Committee on which such Director served. Our Non-Executive Directors meet in executive session without management participation during every in-person Board meeting.

              Board Committees

              Our Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The following table identifies:

    (1)
    the current members of each of the Committees, all of whom are Non-Executive Directors and are independent;
    (2)
    the Director who currently serves as the Chair of each Committee; and
    (3)
    the number of meetings each Committee held during 2005.

Current Committee Membership and Number of Meetings During 2005

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Henri-Claude de Bettignies	x	x	x
Darryl Hartley-Leonard	x		x
Sir Derek Higgs	Chair	x	x
Alain Monié*		x	x
Sheila A. Penrose	x	x	Chair
Thomas C. Theobald		Chair	x
Number of Meetings During 2005:**	8	5	4

*Mr. Monié became a member of the Nominating and Governance Committee at the time of his election, effective October 24, 2005, and he was elected as a member of the Compensation Committee on December 15, 2005. Accordingly, he attended one meeting of each of such Committees during 2005.

**During 2005, the Board also formed a special committee to consider and approve certain matters relating to the acquisition by the Company of Spaulding and Slye LLC, which closed January 3, 2006. This special committee, consisting of Ms. Penrose and Messrs. Hartley-Leonard and Theobald, held three telephonic meetings during 2005.

The Audit Committee

              Sir Derek Higgs (Chair), Messrs. de Bettignies and Hartley-Leonard and Ms. Penrose served as members of the Audit Committee during the entire year of 2005.

              Under the terms of its Charter, the Audit Committee acts on behalf of the Board to monitor (1) the integrity of the Company's financial statements, (2) the qualifications and independence of the Company's independent registered public accounting firm, (3) the performance of the Company's internal audit function and of its independent registered public accounting firm and (4) compliance by the Company with legal and regulatory requirements. In fulfilling its responsibilities, the Audit Committee has the full authority of the Board to, among other things:

•	appoint or replace the independent registered public accounting firm, which reports directly to the Audit Committee;
•	appoint or replace the Company's senior internal auditing executive, who reports directly to the Audit Committee;
•
review with management and the independent registered public accounting firm the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Quarterly Reports on Form 10-Q;
•
review with management and the independent registered public accounting firm the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Annual Report on Form 10-K;
•
discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;
•
discuss with management and the independent registered public accounting firm the Company's internal controls, disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of any material control deficiencies;
•
establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	discuss with management and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Company's Code of Business Ethics.

              See also the report of the Audit Committee set forth in the section headed "Audit Committee Report" below under "Proposal 2."

              Our Board has determined that each of the members of our Audit Committee is "financially literate" and that at least one of the members has "accounting or related financial management expertise," in each case as required by the NYSE. While the Board has also determined that no individual member of the Audit Committee meets the specific technical definition under SEC regulations of an "audit committee financial expert" with respect to generally accepted accounting principles within the United States, the Board believes that the members comprising the Audit Committee, all of whom have had distinguished careers within prominent and sophisticated international business or academic institutions, have the requisite attributes and abilities to allow them collectively to fulfill their responsibilities as Audit Committee members.

              The Charter of the Audit Committee was amended during 2005 to permit written consents to be delivered by electronic transmissions and is attached as Appendix I to this Proxy Statement. Our Audit Committee Charter may also be found on our public website as indicated above. No member of our Audit Committee serves simultaneously on the audit committees of more than three publicly registered companies.

The Compensation Committee

              Messrs. Theobald (Chair) and de Bettignies, Sir Derek Higgs and Ms. Penrose served as members of the Compensation Committee during the entire year of 2005. Alain Monié was elected to the Compensation Committee effective December 15, 2005.

              Under the terms of its Charter, the Compensation Committee acts on behalf of the Board to formulate, evaluate and approve the compensation of the Company's executive officers and key employees and to oversee all compensation programs involving the use of the Company's Common Stock. In fulfilling its responsibilities, the Compensation Committee has the full authority of the Board to, among other things:

•	annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and determine his or her compensation levels based on such evaluation;
•	annually review and approve the compensation of the other executive officers of the Company;
•
review and approve any employment contracts, severance arrangements and other agreements (including any change of control provisions that are included) for executive officers of the Company and the overall programs under which any such arrangements may be offered to other employees of the Company;
•	approve cash incentives and deferred compensation plans for executives and oversee performance objectives and funding for executive incentive plans; and

•	approve and oversee compensation programs involving the use of the Company's Common Stock and, where required, submit equity compensation matters to the Company's shareholders.

              See also the report of the Compensation Committee set forth in the section headed "Compensation Committee Report" below under "Proposal 1."

             Compensation Committee Interlocks and Insider Participation in Compensation Decisions.    There are no Compensation Committee interlocks or insider participation on the Compensation Committee. Certain executive officers attend meetings of the Compensation Committee in order to present information and answer questions of the members of the Compensation Committee.

The Nominating and Governance Committee

              Ms. Penrose (Chair), Sir Derek Higgs and Messrs. de Bettignies, Hartley-Leonard and Theobald served as members of the Nominating and Governance Committee during the entire year of 2005. Alain Monié was elected to the Nominating and Governance Committee effective October 24, 2005.

              Under the terms of its Charter, the Nominating and Governance Committee acts on behalf of the Board to (1) identify and recommend to the Board qualified candidates for director nominees for each Annual Meeting of Shareholders and to fill vacancies on the Board occurring between such Annual Meetings, (2) recommend to the Board nominees for Directors to serve on each Committee of the Board, (3) develop and recommend to the Board corporate governance guidelines and (4) lead the Board in its annual review of the Board's performance. In fulfilling its duties, the Nominating and Governance Committee has the full authority of the Board to, among other things:

•	adopt and periodically review the criteria for the selection of Directors and members of Board Committees and, when necessary, conduct searches for and otherwise aid in attracting highly qualified candidates to serve on the Board, including candidates recommended by shareholders;
•	review the qualifications of new candidates for Board membership and the performance of incumbent Directors whose terms are to expire at the next Annual Meeting of Shareholders;
•
periodically review the compensation paid to Non-Executive Directors for their services as members of the Board and its Committees and make recommendations to the Board for any appropriate adjustments;
•	periodically review and bring to the attention of the Board current and emerging trends in corporate governance issues and how they may affect the business operations of the Company;
•
periodically review the structure, size, composition and operation of the Board and each Committee of the Board and recommend committee assignments to the Board, including rotation, re-assignment or removal of any committee member; and
•	oversee and periodically review the orientation program for new Directors and continuing education programs for existing Directors.

Nominations Process for Directors

              Identifying and Evaluating Nominees for Directors

              The Nominating and Governance Committee employs a variety of methods to identify and evaluate nominees for Director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee would consider various potential candidates for Director. Candidates may come to the attention of the Committee through then current Board members, Company executives, shareholders, professional search firms or other persons. The candidates would be evaluated at regular or special meetings of the Committee and may be considered at any point during the year depending upon the circumstances. As described below, the Committee will consider properly submitted shareholder nominations for candidates for election to the Board at an Annual Meeting. Following verification of the shareholder status of the persons proposing candidates, recommendations would be aggregated and considered by the Committee at a regularly scheduled meeting which would generally be the first or second meeting prior to the issuance of a proxy statement for the subsequent Annual Meeting. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, they will be forwarded to the Committee. The Committee would also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. If the Committee nominated a candidate proposed by a professional search firm, the Committee would expect to compensate such firm for its services, but the Board would not pay any compensation for suggestions of candidates from any other source.

              Director Qualifications

              Our Board has adopted a Statement of Qualifications of Members of the Board of Directors, which is available on our website and contains the membership criteria that apply to nominees to be recommended by the Nominating and Governance Committee. According to these criteria, the Board should be composed of individuals who have demonstrated notable or significant achievements in business, education or public service. In addition, the members of the Board should possess the acumen, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to the deliberations of the Board. Importantly, the members of the Board must have the highest ethical standards, a strong sense of professionalism and a dedication to serving the interests of all the shareholders and be able to make themselves readily available to the Board in the fulfillment of their duties. All members of the Board must also satisfy all additional criteria for Board membership that may be set forth in the Company's Corporate Governance Guidelines. The criteria also set forth the particular attributes that the Committee should consider when evaluating a candidate's management and leadership experience, the skills and diversity that a candidate would contribute to the Board and the candidate's integrity and professionalism.

              Shareholder Nominees

              The Nominating and Governance Committee will consider properly submitted nominations for candidates for membership on the Board as described above. Any shareholder nominations proposed for consideration by the Committee should include the nominee's name and qualifications for Board membership and evidence of consent of the proposed nominee to serve as a Director if elected. Nominations should be addressed to our Corporate Secretary at the address of our principal executive office set forth above. Consistent with the deadline for submission of shareholder proposals generally, nominations for individuals to be considered for election at the 2007 Annual Meeting must be received by the Corporate Secretary at our principal executive office by no later than December 20, 2006.

Director Compensation

              Non-Executive Directors

              Under its Charter, our Nominating and Governance Committee is responsible for determining and recommending to the Board the overall compensation program for our Non-Executive Directors. Effective January 1, 2006, under the program that the Nominating and Governance Committee has established, each Non-Executive Director receives:

•	an annual retainer of $60,000, paid quarterly;
•	$3,000 for attendance at each meeting ($1,000 for telephonic meetings) of the Board;
•	$1,500 per meeting ($1,000 for telephonic meetings) for each Committee meeting (and the meeting of any special committee); and
•	an annual grant of restricted stock in an amount equal to $75,000 (with the number of shares determined based on the closing price of the stock on the grant date), to become vested on the fifth anniversary of the date of grant, subject to continued service on the Board.

              In addition, effective January 1, 2006, the Chair of the Audit Committee receives an annual retainer of $20,000, the Chair of the Compensation Committee receives an annual retainer of $10,000 and the Chair of the Nominating and Governance Committee receives an annual retainer of $5,000.

              Upon being elected to the Board for the first time, a Non-Executive Director also receives a one-time grant of restricted stock in an amount equal to $75,000 (with the number of shares determined based on the closing price of the stock on the grant date), to become vested on the fifth anniversary of the date of grant, subject to continued service on the Board.

              Directors who are also officers or employees of Jones Lang LaSalle (currently Mr. Dyer and Ms. Martin) are not paid any Directors' fees. Jones Lang LaSalle reimburses all Directors for expenses incurred in attending meetings.

              Prior to and through 2003, (1) each Non-Executive Director elected to the Board for the first time received upon such election a one-time grant of options to purchase 5,000 shares of Common Stock at fair market value on the date of grant and (2) each Non-Executive Director also received, on the day after each Annual Meeting of Shareholders after which the Non-Executive Director continued in office, an annual grant of options to purchase 5,000 shares. All of the foregoing options have a 10-year term and vest over a 5-year period, with 20% becoming vested on each anniversary of the date of grant. The foregoing grants of options were made automatically under our Stock Incentive Plan (as defined and discussed below).

              In 2004 and 2005, the compensation program provided that (1) upon election to the Board for the first time, each Non-Executive Director would receive a one-time grant of restricted stock in an amount equal to $50,000 and (2) each Non-Executive Director would also receive, on the day after each Annual Meeting of Shareholders after which the Non-Executive Director continued in office, an annual grant of restricted stock in an amount equal to $50,000, in each case with the number of shares determined based on the closing price of the stock on the grant date and to become vested on the fifth anniversary of the date of grant.

              Prior to and through 2002, a Non-Executive Director could also elect, under the terms of the Stock Incentive Plan, to receive, in lieu of the annual cash retainer, an option for a number of shares such that the value of the option was equal to the amount of the annual retainer. The Stock Incentive Plan established the value of these options as being equal to 33% of the exercise price for options issued with respect to 1999, 2000, 2001 and 2002. For such options, the exercise price was equal to the average closing prices of our Common Stock on the last trading day of each calendar quarter during the year. Such stock options were granted on January 1 of the year following the year in which the retainer was earned, were fully vested upon grant and have 10-year terms.

              Beginning in 2003, pursuant to the terms of the Stock Incentive Plan, Non-Executive Directors were permitted to elect to receive shares of our Common Stock in lieu of any or all of their annual cash retainer, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each quarter. In addition, the Non-Executive Directors may elect to defer receipt of such shares for specified periods and, consistent with our Stock Ownership Program described below, any shares so deferred will be increased by the Company by 25%.

              Chairman of the Board

              As a Non-Executive Director who was elected to the position of Chairman of the Board effective January 1, 2005, Ms. Penrose receives an annual retainer in addition to the foregoing amounts in consideration of undertaking the responsibilities and time commitments associated with that position as the Board has established it. The Chairman's annual retainer for 2005, which was the first year of the two-year term to which she has been elected, was $100,000. For 2006, the Chairman's annual retainer will be $120,000. In addition, at the time of her election, Ms. Penrose received a one-time grant of 1,000 shares of restricted stock, to become vested on the second anniversary of the date of grant.

De-Classification of the Terms of the Members of the Board of Directors

              Prior to the 2005 Annual Meeting, Jones Lang LaSalle's Articles of Incorporation provided for our Board to be divided into three classes, as nearly equal in number as possible, serving staggered three-year terms. The Board therefore consisted of two Class I Directors (Messrs. de Bettignies and Hartley-Leonard), who were most recently elected to terms expiring in 2007, two Class II Directors (Ms. Penrose and Mr. Dyer), who were most recently elected to terms expiring in 2008, and two Class III Directors (Mr. Theobald and Sir Derek Higgs), who were most recently elected to terms expiring in 2006.

              At the 2005 Annual Meeting, our shareholders approved an amendment to the Company's Articles of Incorporation de-classifying the Board, as the result of which the members of our Board would thereafter be elected to one-year terms. Accordingly, each of our Directors who had then previously been elected to a three-year term will serve his or her then remaining term, after which each such Director would, if re-nominated, be subject to re-election for a one-year term. Once none of our Directors has a multi-year term of service, we will discontinue the current Class I, II and III designations. Since Ms. Martin and Mr. Monié were elected to fill vacancies on the Board during 2005 after the Board was de-classified, each of them is serving for a term that expires at our 2006 Annual Meeting, at which they are standing for re-election.

Attendance by Members of the Board of Directors at the Annual Meeting of Shareholders

              We strongly encourage each member of our Board of Directors to attend each Annual Meeting of Shareholders. All of the members of our Board of Directors at the time attended our previous Annual Meeting of Shareholders held on May 26, 2005.

Communicating with Our Board of Directors

              Shareholders may communicate directly with our Board of Directors. If you wish to do so, please send an e-mail to boardofdirectors@am.jll.com, which our Corporate Secretary will forward to all Directors. If you wish to communicate only with our Non-Executive Directors, or specifically with any Director individually (including our Chairman of the Board, who serves as the Lead Independent Director), please so note on the e-mail. Alternatively, you may send a communication by mail to any or all of our Directors, or specifically to any or all of our Non-Executive Directors, care of our Corporate Secretary at the address of our principal executive office set forth above, and our Corporate Secretary will forward it unopened to the intended recipients.

PROPOSAL 1

ELECTION OF DIRECTORS

              Our Class III Directors, Sir Derek Higgs and Thomas C. Theobald, and our two Directors who were previously elected to fill vacancies, Lauralee E. Martin and Alain Monié, are standing for re-election at our 2006 Annual Meeting. Biographical information for each of the nominees is set forth below under the caption "Directors and Executive Officers." If re-elected, these Directors will serve one-year terms until Jones Lang LaSalle's Annual Meeting of Shareholders in 2007 and until their successors are elected and qualify, or until their earlier death, resignation, retirement, disqualification or removal.

              The Board recommends you vote FOR the election of each of the four nominees listed below:

Sir Derek Higgs
Lauralee E. Martin
Alain Monié
Thomas C. Theobald

              Each valid proxy returned to Jones Lang LaSalle will be voted at the Annual Meeting for the four nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than four nominees for Director. While the Board does not anticipate that any of the nominees will be unable to stand for election as a Director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.

DIRECTORS AND EXECUTIVE OFFICERS

              The following biographical summaries provide information about each of (1) our current Non-Executive Directors, including Sir Derek and Messrs. Monié and Theobald, three of the four nominees standing for election at the 2006 Annual Meeting, (2) our Directors who are also Executive Officers, including Ms. Martin, one of the four nominees standing for election at the 2006 Annual Meeting, and (3) those additional corporate officers whom we define as Executive Officers for SEC reporting purposes.

Non-Executive Directors
(Including three Director Nominees)

             Henri-Claude de Bettignies.    Professor de Bettignies, 67, has been a Director of Jones Lang LaSalle since March 1999. His term on our Board of Directors expires at our 2007 Annual Meeting. He holds the AVIVA Chair in Leadership and Responsibility at the European Institute of Business Administration, Fontainebleau, France (INSEAD) and is Distinguished Professor of Global Responsible Leadership at the China Europe International Business School (CEIBS), Shanghai, Peoples Republic of China. Professor de Bettignies joined INSEAD in 1967 as an Assistant Professor and became a Full Professor in 1975. From 1988 to 2005, he held a joint professorship at the Stanford University Graduate School of Business. Professor de Bettignies started and developed INSEAD's activities in Japan and the Asia Pacific region, which led to the creation in 1980 of the Euro-Asia Centre of which he was the Director General until 1988. He currently teaches business school students and corporate executives in the areas of ethics, corporate social responsibility, human resources management and corporate transformation, culture and management. He serves as a consultant to a number of major organizations and has published five books and over 50 articles in business and professional journals. He is a member of the Asian Academy of Management and serves on the editorial board of a number of business journals, including The New Academic Review, The Journal of Asian Business, The International Journal of Business and Society and The Thunderbird International Business Review. Professor de Bettignies was educated at the Sorbonne, the Catholic University of Paris (EPP) and the Harvard Business School.

             Darryl Hartley-Leonard.    Mr. Hartley-Leonard, 60, has been a Director of Jones Lang LaSalle since July 1997. His term on our Board of Directors expires at our 2007 Annual Meeting. Mr. Hartley-Leonard was Chairman and Chief Executive Officer of PGI, Inc., an event and communication agency, from January 1998 until July 2005. He served as Chairman of the Board of Hyatt Hotels Corporation (Hyatt), an international owner and manager of hotels, from 1994 to 1996. From 1986 to 1994, he served as Chief Executive Officer and Chief Operating Officer of Hyatt. Mr. Hartley-Leonard retired from Hyatt in 1996 after a 32-year career with that organization. Mr. Hartley-Leonard also serves on the board of directors of LaSalle Hotel Properties, a real estate investment trust. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

             Sir Derek Higgs.    Sir Derek, 62, has been a Director of Jones Lang LaSalle since March 1999. He is a nominee standing for re-election to our Board at the 2006 Annual Meeting. Sir Derek was elected Chairman of Alliance & Leicester plc, a banking organization, in October 2005. He was Chairman of Prudential Portfolio Managers Limited, a fund manager, and a Director of Prudential plc, a financial services company, from January 1996 to December 2000, and prior to that he was employed by S.G. Warburg & Co. Ltd., an investment bank, from 1972 until 1996, serving as a Director beginning in 1979, Head of Global Corporate Finance beginning in 1986 and Chairman beginning in 1994. He is Chairman of Partnerships UK plc, an advisor on public-private partnerships for the delivery of public services. He is a member of the Institute of Chartered Accountants in England and Wales and holds a Bachelor of Arts degree and a Doctor of Laws degree from the University of Bristol. In January 2004, Sir Derek was knighted by the Queen of England for his services to corporate governance and finance.

             Alain Monié.    Mr. Monié, 54, has been a Director of Jones Lang LaSalle since October 2005. He is a nominee standing for re-election to our Board at the 2006 Annual Meeting. Mr. Monié is Executive Vice President of Ingram Micro Inc., a global information technology wholesale distributor, and President of its Asia-Pacific subsidiary based in Singapore. Prior to joining Ingram Micro in January 2003, Mr. Monié served as President of the Latin American division of Honeywell International, a diversified technology and manufacturing firm serving the aerospace, building and automotive industries, from January 2000 to August 2002. He joined Honeywell following its merger with Allied Signal Inc., where he had a 17-year career culminating in the leadership of its Asia-Pacific operations. Mr. Monié has a Dipl. Engineer degree from École Nationale Supérieure d'Arts et Métiers (ENSAM), Bordeaux and Paris, France, and an MBA from the Institut Supérieure des Affaires, Jouy en Josas, France.

             Sheila A. Penrose.    Ms. Penrose, 60, has been a Director of Jones Lang LaSalle since May 2002 and was elected Chairman of the Board effective January 1, 2005. Her term on our Board of Directors expires at our 2008 Annual Meeting. Ms Penrose has served as an Executive Advisor to The Boston Consulting Group since January 2001, after retiring from Northern Trust Corporation, a bank holding company and a global provider of personal and institutional financial services, in September 2000 after more than 23 years of service. While at Northern Trust, Ms. Penrose served as

President of Corporate and Institutional Services and as a member of the Management Committee. Ms. Penrose is a member of the board of directors of eFunds Corporation, a provider of integrated information and payment solutions, and Datacard Group, a supplier of systems for card programs and identity solutions. She has been nominated for election as a member of the board of directors of McDonald's Corporation, the world's leading foodservice retailer, at that company's annual meeting of stockholders to be conducted in May 2006. Ms. Penrose received a Bachelors degree from the University of Birmingham in England and a Masters degree from the London School of Economics. She also attended the Executive Program of the Stanford Graduate School of Business.

             Thomas C. Theobald.    Mr. Theobald, 68, has been a Director of Jones Lang LaSalle since July 1997. He is a nominee standing for re-election to our Board at the 2006 Annual Meeting. Mr. Theobald has served as a Partner and Senior Advisor of Chicago Growth Partners LLC since September 2004. He previously served as a Managing Director at William Blair Capital Partners from September 1994 to September 2004. From July 1987 to August 1994, Mr. Theobald was Chairman and Chief Executive Officer of Continental Bank Corporation. He currently is Chairman of the board of directors of Columbia Funds, a mutual fund complex, and serves on the boards of directors of Ambac Financial Group, Inc., a guarantor of public finance and structured finance obligations, Anixter International, a supplier of electrical apparatus and equipment, Ventas Inc., a health-care real estate investment trust, and the MacArthur Foundation. Mr. Theobald holds an A.B. from the College of the Holy Cross and an M.B.A. from Harvard Business School.

Directors Who Are Also Executive Officers
(Including one Director Nominee)

             Colin Dyer.    Mr. Dyer, 53, has been the President and Chief Executive Officer, and a Director, of Jones Lang LaSalle since August 2004. His term on our Board of Directors expires at our 2008 Annual Meeting. Mr. Dyer is currently the Chairman of our Global Executive Committee. From September 2000 to August 2004, he was the founding Chief Executive Officer of the WorldWide Retail Exchange, an internet-based business-to-business exchange whose members include more than 40 of the world's leading retailers and manufacturers. From 1996 until September 2000, Mr. Dyer was Chief Executive Officer of Courtaulds Textiles plc, an international clothing and fabric company, having served in various management positions with that firm since 1982. From 1978 until 1982, he was a client manager at McKinsey & Company, an international consulting firm. He serves on the board of directors, and is the chairman of the audit committee, of Northern Foods plc, a major food supplier to the British retail sector. Mr. Dyer holds a BSc degree from Imperial College in London and an M.B.A. from INSEAD in Fontainebleau, France.

             Lauralee E. Martin.    Ms. Martin, 55, is Executive Vice President and Chief Operating and Financial Officer of Jones Lang LaSalle. She has been our Chief Financial Officer since joining the firm in January 2002 and she was appointed to the additional position of Chief Operating Officer in January 2005. In October 2005, she was elected a member of our Board of Directors. She is a nominee standing for re-election to our Board at the 2006 Annual Meeting. Ms. Martin is currently a member of our Global Executive Committee. She served as Executive Vice President and Chief Financial Officer of Heller Financial, Inc., a commercial finance company, from May 1996 to November 2001. Ms. Martin had previously held the positions of Senior Group President, responsible for Heller Financial's Real Estate, Equipment Financing, and Small Business Lending groups, and President of its Real Estate group. She was a member of the board of directors of Heller Financial from May 1991 to July 1998. Ms. Martin has been a member of the board of directors of KeyCorp, a bank holding company, since December 2003. Prior to joining Heller Financial in 1986, Ms. Martin held certain senior management positions with General Electric Credit Corporation. She received a B.A. from Oregon State University and an M.B.A. from the University of Connecticut.

Additional Executive Officers

             Peter A. Barge.    Mr. Barge, 55, has been the Chief Executive Officer of our Asia Pacific operating segment since January 2003. He is currently a member of our Global Executive Committee. Since December 2002, he has also served as Chairman of Jones Lang LaSalle Hotels. He was Chief Executive Officer of Jones Lang LaSalle Hotels from March 1999 to December 2002 and Chief Executive Officer of our Corporate Solutions business in the Americas from January 2001 through December 2002. Previously, Mr. Barge was Chief Executive Officer of JLW TransAct, the hotel business of Jones Lang Wootton. Mr. Barge had also held various positions with that company, which was known as TransAct Hotel & Tourism Property Limited before it was acquired by Jones Lang Wootton. Before that, Mr. Barge served as "Lecturer in Charge" of all hotel and tourism programs at Australia's pre-eminent school of Food and Hotel Administration in Adelaide, South Australia, and worked in hotel management and tourism consulting.

             Alastair Hughes.    Mr. Hughes, 40, has been Chief Executive Officer for our European operating segment since November 2005. He is currently a member of our Global Executive Committee. From 2000 to 2005, Mr. Hughes was the Managing Director for our English business. He joined Jones Lang Wootten in September 1988 and held positions of increasing responsibilities within our Management Services, Fund Management and Capital Markets businesses. Mr. Hughes graduated in Economics from Heriot Watt University in Edinburgh and has a Diploma in Land Economy from Aberdeen University. He is also a member of the Royal Institute of Chartered Surveyors.

             Margaret A. Kelly.    Ms. Kelly, 48, has been the Chief Marketing and Communications Officer of the Company since March 1999. Previously, Ms. Kelly was Director of Marketing and Communications for LaSalle Partners. During Ms. Kelly's career with our firm, she has served as Director of Corporate Marketing from 1994 to 1999, Director of Property Marketing from 1992 to 1994 and Director of the West Coast division of Property Marketing from 1990 to 1992. Ms. Kelly received a B.A. from Drake University.

             Mark J. Ohringer.    Mr. Ohringer, 47, has been Executive Vice President, Global General Counsel and Corporate Secretary of Jones Lang LaSalle since April 2003. From April 2002 through March 2003, he served as Senior Vice President, General Counsel and Secretary of Kemper Insurance Group, Inc., an insurance holding company. Prior to that, Mr. Ohringer served as General Counsel and Secretary of Heller Financial, Inc., a commercial finance company, since September 2000. He previously served as Chief Corporate Counsel and Deputy General Counsel of Heller Financial from March 1999 to September 2000, Associate General Counsel from March 1996 to March 1999, and Senior Counsel from December 1993 to February 1996. Prior to joining Heller Financial, Mr. Ohringer was a Partner at the law firm of Winston & Strawn. Mr. Ohringer has a B.A. in Economics from Yale University and a J.D. from Stanford Law School.

             Nazneen Razi.    Ms. Razi, 53, has been Executive Vice President and Chief Human Resources Officer of the Company since February 2004. From November 2000 to January 2004, Ms. Razi was Executive Vice President, Chief Administrative Officer of Comdisco, a provider of technology services, where she had responsibility for human resources worldwide. Comdisco filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in July 2001 and emerged from bankruptcy under a confirmed plan of reorganization in August 2002. Prior to Comdisco, Ms. Razi held various positions within CNA Insurance Companies, including senior vice president and senior human resources officer for CNA Risk Management. Ms. Razi holds bachelor degrees in political science, history and English literature from St. Francis College, India, a masters degree in English literature from Osmania University, India, and an M.B.A. in operational management and organizational behavior and a Ph.D. in Organizational Development from Benedictine University, Illinois.

             Peter C. Roberts.    Mr. Roberts, 45, has been the Chief Executive Officer of our Americas operating segment since January 2003. He served as a member of the Jones Lang LaSalle Board of Directors from December 2001 until May 2004. Mr. Roberts is currently a member of our Global Executive Committee. He was the Chief Operating Officer of Jones Lang LaSalle from January 2002 through December 2002 and he served as Chief Financial Officer from January 2001 through December 2001. Prior to that he served as Managing Director of Jones Lang LaSalle's Tenant Representation Group in North America since December 1996 and then in March 1999 also became that group's Co-President. Mr. Roberts joined our Tenant Representation Group in June 1993 as Vice President and thereafter held the positions of Senior Vice President, Executive Vice President and then Managing Director. He joined Jones Lang LaSalle in 1986. Prior to that, Mr. Roberts worked within the Aerospace and Defense Contractor Group at Morgan Guaranty Trust Company of New York. Mr. Roberts is a member of the board of directors of Corus Bankshares, Inc., a commercial banking institution. He received an A.B. degree from Dartmouth College and an M.B.A. from Harvard Business School.

             Stanley Stec.    Mr. Stec, 47, has been Senior Vice President and Global Controller of Jones Lang LaSalle since November 2004. From May 2001 until October 2004, Mr. Stec served as Vice President, Controller of CCC Information Services, Inc., a publicly traded supplier of automobile claims information and processing and communications services. During 2000, he was Vice President of Operations for Finetrics (a divine interVentures company), a provider of web-based financial applications and business services. From February 1992 to March 2000, Mr. Stec held various financial management positions with J.D. Edwards & Company, a publicly held developer and marketer of enterprise and supply chain computing solutions, including Senior Director of Business Development, Senior Director of Worldwide Financial Service Centers, Director of International Finance and Director of Financial Reporting and Accounting. Mr. Stec, who is a certified public accountant, received a B.A. in Business from St. Xavier College and attended the Executive Program at the Kellogg Graduate School of Management.

             Lynn C. Thurber.    Ms. Thurber, 59, has been the Chief Executive Officer of LaSalle Investment Management, Jones Lang LaSalle's investment management business, since March 2000, and from March 1999 until March 2000 she was the Co-Chief Executive Officer of LaSalle Investment Management. She is currently a member of our Global Executive Committee. She was a member of the Board of Directors of Jones Lang LaSalle from its incorporation until March 1999 and then again from May 2000 to September 2002. From April 1997 until March 1999, she was Co-President of LaSalle Advisors Capital Management, Inc. (now known as LaSalle Investment Management), an operating subsidiary of Jones Lang LaSalle. Ms. Thurber was a Managing Director and Co-President of LaSalle Advisors Limited Partnership from November 1994 until 1997. Prior to that, she was Chief Executive Officer of Alex Brown Kleinwort Benson Realty Advisors Corporation (ABKB) from May 1993 to November 1994, at which time its assets were acquired by Jones Lang LaSalle. From July 1992 to May 1993, Ms. Thurber served as Chief Operating Officer and Director of Acquisitions of ABKB. Prior to that time, Ms. Thurber was a Principal at Morgan Stanley & Co. Incorporated. She holds an A.B. degree from Wellesley College and an M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

              The Compensation Committee is responsible for the oversight of executive compensation and Jones Lang LaSalle's compensation programs, including those with respect to stock ownership.

              We generally compensate our real estate professionals and managers with salary, bonus and stock ownership programs. Our compensation system is designed to reward profitable revenue, the strengthening of existing client relationships, selling across different service lines, securing new client relationships, client satisfaction and teamwork, as well as to foster employee commitment, require that business be conducted ethically and with integrity, encourage enterprise risk mitigation and align employee and shareholder interests. Certain of these elements many be given relatively higher or lower emphasis depending on the position being compensated.

Annual Cash Compensation Programs.

              Our executive officers are assigned target annual compensation consisting of a base salary and target bonus. The Compensation Committee approved the 2005 base salaries for our Named Executive Officers (as defined for purposes of our Compensation Tables below) during the first quarter of 2005. Their 2005 bonuses, which were paid in March 2006 and are reported in this Proxy Statement as compensation earned in respect of 2005, were based on target bonuses that were established during the first quarter of 2005. Target bonus levels for executive officers are set to provide compensation levels which, together with their base salaries, are sufficiently competitive to attract and retain high caliber executives. Base salaries are set at relatively modest levels, with the most significant elements of compensation being delivered through bonuses that are designed to vary materially, in both positive and negative directions, according to actual corporate and individual performance.

              As described below under "Management Incentive Plan," the payment of an employee's bonus in a particular year is based upon an evaluation of performance against specific performance objectives set in the beginning of the prior year. These performance objectives include both objective and subjective criteria and vary from employee to employee. All of our executive officers have their performance objectives established as part of our Individual Performance Management Program (IPMP), in which substantially all of our professional and corporate support employees participate on an annual basis. For executive officers with primarily global firm responsibilities, including our President and Chief Executive Officer and our Chief Operating and Financial Officer, performance objectives relate to overall firm performance and fall principally into the categories of (1) meeting assigned financial targets, (2) contributing to the growth of the Company and (3) providing superior employee management. Each executive officer leading one of our regional or global business segments is principally measured against these categories, including also providing superior client service and developing new business opportunities, insofar as they apply to the particular business for which such executive officer is responsible. Those business segment executives who are also members of our Global Executive Committee, which is our senior-most executive management committee currently consisting of our Global Chief Executive Officer, Global Chief Operating and Financial Officer and the Chief Executive Officers of our Americas, Europe, Asia-Pacific and LaSalle Investment Management business segments, also have an overall global performance objective as a component of their target bonuses. As a means of compliance with United States tax law requirements governing the deductibility of compensation of the Named Executive Officers, annual bonuses for each of those individuals shall be limited to five times the individual's then most recently disclosed actual bonus.

              The performance objectives on which bonuses were paid in 2006 relating to the overall 2005 financial performance of Jones Lang LaSalle were measured on achievement of the earnings per share target for the 2005 calendar year. Those other executive officers who were evaluated on the financial performance of their regional or global business units were measured principally on achievement of the financial plans for those units. Individualized performance objectives concentrated on key matters upon which the particular executive officer was to focus and were set based upon identified goals for Jones Lang LaSalle as a whole, as well as identified goals for particular business units or groups of business units. The Compensation Committee has encouraged management to set performance objectives, to the extent possible, in a manner which allows objective measurement of performance, including by setting quantitative standards where appropriate.

              The determination of compensation by the Compensation Committee for our Chief Executive Officer in respect of 2005 is explained below under "Compensation of Chief Executive Officer." With respect to the base salaries that were established and paid during 2005, Colin Dyer, our Chief Executive Officer, reviewed the performance of each of the Named Executive Officers for purposes of the Summary Compensation Table below, and, with the assistance of our Chief Human Resources Officer, presented his evaluation and the resulting compensation recommendations to the Compensation Committee. The Compensation Committee reviewed these evaluations and recommendations, discussed them with Mr. Dyer and our Chief Human Resources Officer and determined base compensation early in 2005. With respect to the determination of the bonuses paid in 2006 and related to 2005 performance, Mr. Dyer reviewed the performance of each of the other Named Executive Officers, determined bonus levels based upon his evaluation of performance against objectives and, with the assistance of our Chief Human Resources Officer, presented them to the Compensation Committee. The Compensation Committee reviewed these evaluations and recommendations, discussed them with Mr. Dyer and our Chief Human Resources Officer and determined the bonus payments that are reported in this Proxy Statement. In connection with its approval process, the Compensation Committee also met in executive session without Mr. Dyer being present.

              The amount of the bonuses paid to our Named Executive Officers in 2006 (in respect of the Company's 2005 performance) increased over the amount of the bonuses paid to those individuals in 2005 (in respect of the Company's 2004 performance) and increased materially over the bonuses paid in 2004 (in respect of 2003). The increases related to the achievement, and often significantly above-target performance, of individual and long-term strategic goals and to the strength of the Company's financial performance during 2005, as revenue increased by 19% over the prior year to a record $1.39 billion and net income increased by 61% over the prior year to a record $104 million. Moreover, net debt remained low while the Company repurchased a significant number of shares and began paying a cash dividend. As the performance graph below indicates, since 2000 the stock of Jones Lang LaSalle has significantly overperformed the S&P 500 and its own peer group, with much of that overperformance realized during the past two-year period. Additionally, during 2005 the Company was named to Forbes magazine's Platinum 400 list, the only firm in the real estate industry to be honored by appearing on this list that recognizes the best companies in 26 industry groups. The selection was based on revenue and earnings growth, returns to shareholders, financial condition, accounting and governance.

              As part of its process of determining the appropriate levels of executive compensation for 2005, the Compensation Committee also received an analysis of the compensation paid to the Chief Executive Officer and the other Named Executive Officers from an outside compensation consultant. The analysis compared their compensation to that paid to similarly situated executives in comparator firms within the real estate and financial services industries.

Stock Plans and Long-Term Compensation Programs.

              We have various equity and other incentive plans and programs that are designed to align the interests of our employees, and particularly our executives, with the interests of our shareholders and to serve as longer-term retention vehicles for our people. Our plans and programs are described in more detail below under "Summary of Plans, Programs and Agreements."

              Our executive officers, as well as other management employees, are eligible to receive equity-based awards under our Stock Incentive Plan (as defined and discussed below). Prior to 2003, we principally used stock options as our equity compensation vehicle, but in 2003, consistent with evolving best-practices we observed at other firms generally, we decided to use restricted stock grants as our principal equity compensation method. Half of the shares of restricted stock that were granted to executive officers in 2003, 2004 and 2005 vest three years from the date of grant and the remaining half vest five years from the date of grant. Ongoing awards under the Stock Incentive Plan are expected to be made annually, with the Compensation Committee and senior management to decide how such awards will be allocated among our people.

              Programs such as the Co-Investment Plan and the LIM Compensation Program (both as defined and discussed below) are intended to provide more targeted performance and/or retention incentives to specific groups of key employees where particular line-of-sight attributes are deemed the best use of compensation resources.

              The Stock Purchase Plan, the Stock Ownership Program and the UK Share Plan (all as defined and described below) also provide certain executive officers, as well as other employees, a means for accumulating Jones Lang LaSalle Common Stock. The Stock Purchase Plan provides employees in the United States with a means to purchase stock at a 5% discount through regular payroll deductions. Under the Stock Ownership Program, executive officers and officers at certain other levels receive a portion of their bonuses in restricted stock units that vest equally over eighteen and thirty month periods. The UK Share Plan provides employees in the UK with an option to purchase stock at a 15% discount through regular payroll deductions. The opportunity to offer employees stock purchase plans differs from country to country depending on the tax laws of that country. The Company regularly evaluates additional opportunities to establish similar plans and currently intends, for example, to expand to the UK Share Plan into an SAYE International Plan under which stock may be purchased at a discount by employees in Ireland and France (as well as, potentially, other countries in Europe).

Compensation of Chief Executive Officer.

              The compensation that Colin Dyer, our Chief Executive Officer, received during 2005 was in part determined in accordance with the agreement that was negotiated with Mr. Dyer in connection with his election to the position of our Chief Executive Officer effective August 30, 2004. Our agreement with Mr. Dyer is summarized below under "Compensation Arrangements with Colin Dyer." The Compensation Committee originally approved the terms and conditions of that agreement as an overall appropriate and reasonable compensation package based on a number of factors, including (1) the level of compensation necessary to attract an experienced, globally-oriented executive with the potential to provide high quality leadership and strategic guidance to a complex, multi-national organization, (2) a review of the publicly available data on compensation being paid for similar positions at competitor and other comparable firms and (3) the compensation being paid to other executives within our own firm.

              Mr. Dyer's agreement provided that his bonus for 2005 (payable in 2006) would at a minimum be $750,000 subject to further review by the Compensation Committee. The Committee decided that Mr. Dyer's actual bonus for 2005 would be $2,250,000 (consisting of cash and restricted stock units under our Stock Ownership Program) because, when it reviewed Mr. Dyer's performance during his first full-year as Chief Executive Officer compared to the IPMP objectives that had previously been established for him, the Committee determined that Mr. Dyer had significantly exceeded those objectives. In addition to his effective leadership with respect to the components of the Company's strong financial and operating performance for 2005, as noted above, Mr. Dyer provided important guidance to the Company's Global Executive Committee and other members of the Company's senior management, was actively engaged in various client relationship initiatives, engaged the Company's employees in its "Global 5 Strategic Priorities," promoted significant enhancements to the Company's Global Capital Markets and Global Corporate Solutions structure and products, promoted succession planning for the Firm's senior management positions, and enhanced the Company's competitive position through leadership on a significant acquisition and various other strategic investments.

              Given the strength of Mr. Dyer's performance to date, the additional 30,000 shares of restricted stock that were awarded to Mr. Dyer in 2005, as reported below, are intended principally as a means both to provide long-term performance and retention incentives and to further align his compensation opportunities with the long-term interests of our shareholders and with compensation levels at comparable firms.

              The Committee and Mr. Dyer have established his IPMP objectives for 2006, which relate principally to achievement of earnings per share targets for 2006 and the delivery of certain planned global business and infrastructure programs that are critical to the achievement of the Company's overall long-term strategic plan.

Certain Tax Matters.

              United States tax laws limit the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance compensation, cannot be deducted. Jones Lang LaSalle considers ways to maximize the deductibility of executive compensation and, while we believe that our cash and equity compensation plans are currently designed so that compensation paid under them will qualify for an exemption from the limitation on deductibility, we do reserve the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent regardless of deductibility. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may in the future not be deductible by Jones Lang LaSalle in the United States.

Compensation Committee

Thomas C. Theobald (Chair)
Henri-Claude de Bettignies
Sir Derek Higgs
Alain Monié
Sheila A. Penrose

Compensation Tables

              The following tables and footnotes set forth information regarding the cash and other forms of compensation we paid in respect of performance during 2005, 2004 and 2003 to the Company's Chief Executive Officer and to the five other members of the Company's Global Executive Committee, who constituted the other most highly compensated executive officers (the Named Executive Officers) during 2005. Descriptions of the Company-sponsored plans under which such compensation was paid are provided following the tables in "Summary of Plans, Programs and Agreements." As applicable, all amounts shown in the table have been converted to U.S. Dollars from the foreign currencies in which the compensation was actually paid at the prevailing rates at the time of conversion.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus(4)	Restricted Stock Awards(5)	Securities Underlying Options	All Other Compensation(6)
Colin Dyer (1) President and Chief Executive Officer	2005 2004 2003	$750,000 $255,769 $0	$1,800,000 $320,000 $0	$1,872,750 $1,380,000 $0	0 0 0	$107,802 $325,160 $0
Lauralee E. Martin (2) Chief Operating and Financial Officer	2005 2004 2003	$425,000 $370,000 $340,000	$1,120,000 $800,000 $240,000	$660,125 $596,350 $205,000	0 0 0	$19,431 $8,917 $7,409
Peter C. Roberts Chief Executive Officer, Americas	2005 2004 2003	$350,000 $330,000 $330,000	$1,200,000 $1,100,000 $670,000	$310,125 $92,360 $97,500	0 0 0	$13,482 $62,999 $367,886
Lynn C. Thurber Chief Executive Officer, LaSalle Investment Management	2005 2004 2003	$340,000 $310,000 $310,000	$1,793,629 $1,062,101 $527,887	$886,129 $457,101 $222,637	0 0 0	$14,456 $9,239 $7,620
Peter A. Barge Chief Executive Officer, Asia Pacific	2005 2004 2003	$325,000 $300,000 $250,000	$1,040,000 $720,000 $338,855	$635,125 $317,360 $203,392	0 0 0	$206,149 $95,672 $146,250
Alastair Hughes (3) Chief Executive Officer Europe	2005 2004 2003	$324,000 $216,000 $214,000	$964,820 $869,000 $313,280	$384,225 $401,817 $149,812	0 0 0	$50,257 $47,146 $37,218

(1)
Mr. Dyer was elected as President and Chief Executive Officer of the Company effective August 30, 2004. He was not employed by the Company in any capacity prior to that date in 2004 or during 2003. Additional information is provided below under "Compensation Arrangements with Colin Dyer."

(2)
Ms. Martin has served as our Chief Financial Officer since she joined the Company in January 2002. In January 2005, she was appointed to the additional position of our Chief Operating Officer. Her 2005 compensation reflects her promotion and the additional responsibilities associated with her new position.

(3)
Mr. Hughes was appointed as the Chief Executive Officer of our European business segment in November 2005. Mr. Hughes was previously employed by the Company as the Managing Director of its English business.

(4)
(a) Consistent with previous years' disclosure, the bonus amounts shown for 2005 were paid in March 2006 and relate to the achievement of performance objectives previously established for 2005.

  As further explained in footnote (5)(a) below, certain of the bonus amounts shown in this column exclude the amounts deducted for purposes of the Stock Ownership Program which are instead included in the Restricted Stock Awards column.

  (b) From the total amount of his bonus shown in the table for 2005, Mr. Roberts elected to defer $72,000 under the Company's Deferred Compensation Plan established for certain employees in the United States and described in more detail below under "Summary of Plans, Programs and Agreements." Mr. Roberts elected to defer $99,000 from the total amount of his bonus shown in the table for 2004 and $53,600 from the total amount of his bonus shown in the table for 2003.

  (c) A portion of Ms. Thurber's bonus payments shown in this column, $473,629 for 2005, $182,101 for 2004 and $83,877 for 2003, was earned as part of the LaSalle Investment Management Long-Term Incentive Compensation Program described in more detail below under "Summary of Plans, Programs and Agreements." Of each of the foregoing amounts, half was paid in cash during the year indicated and the other half will vest and be paid in cash twelve months after the grant provided Ms. Thurber has not voluntarily terminated her employment with, or been terminated for cause by, the Company prior to that time.

(5)
(a) The Named Executive Officers, along with certain other officers, received a portion of their 2005, 2004 and 2003 bonuses (paid in 2006, 2005 and 2004, respectively) in the form of restricted stock units under our Stock Ownership Program described below, except as indicated. The portion of the bonus paid in restricted stock units under the Stock Ownership Program is not included in the dollar value under Bonus, but the value of the restricted stock units received (under the terms of the Stock Ownership Program, based on the average trading price during the first business day of the calendar year in which the bonus was paid and giving effect to the 25% increase in value that we add to the amounts of bonuses that are paid in restricted stock units rather than in cash) is included in the above table under Restricted Stock Award(s). The number of restricted stock units received by each of the Named Executive Officers under the Stock Ownership Program with respect to 2005, 2004 and 2003 bonuses, respectively, is as follows:

	Number of SOP Shares
Name
	2005	2004	2003

Colin Dyer	10,664	2,678	0
Lauralee E. Martin	6,635	6,694	3,590
Peter C. Roberts	0	0	0
Lynn C. Thurber	7,820	7,364	6,642
Peter A. Barge	6,161	6,024	5,069
Alastair Hughes	5,716	7,710	4,696

  The restricted stock units reported above are granted as of January 1 of each respective year in which paid. Half of the restricted stock units granted each year vest in eighteen months and the other half vest in thirty months.

  For each of 2005, 2004 and 2003, as all participants are permitted to do under the internal stock ownership guidelines established under the Stock Ownership Program, Mr. Roberts, who has satisfied the required ownership guidelines established for the Program, elected to receive his bonus entirely in cash and not to participate in the Stock Ownership Program for those years.

  (b) Beginning in 2003, the Named Executive Officers received grants of restricted stock units under our Stock Incentive Plan rather than stock options, which had been granted in previous years. These restricted stock grants, the value of which is based upon the closing price of shares of our Common Stock on the date of grant, are included in the table under Restricted Stock Award(s) for 2005, 2004 and 2003. The number of restricted stock units granted in 2005, 2004 and 2003 is set forth in the following table. Half of the restricted stock units reported below vest in three years from the date of grant and the other half in five years. Additional grants of restricted stock units have been made to certain of the Named Executive Officers during 2006 and will be reported in the Proxy Statement for our 2007 Annual Meeting.

	Number of Restricted Stock Units
Name	2005	2004	2003

Colin Dyer (1)	30,000	40,000	0
Lauralee E. Martin	7,500	15,000	10,000
Peter C. Roberts	7,500	4,000	7,500
Lynn C. Thurber (2)	0	0	0
Peter A. Barge	7,500	4,000	7,500
Alastair Hughes	2,000	4,500	4,000

    (1) Mr. Dyer's restricted stock grant in 2004 was made in connection with the determination of his employment arrangements when he was elected as our Chief Executive Officer effective August 30, 2004. His grant includes certain additional provisions and conditions which are described below under "Compensation Arrangements with Colin Dyer."

    (2) See note (c) following with respect to Ms. Thurber, who received certain consideration under an alternative delivery mechanism.

  (c) In 2003, Ms. Thurber received restricted stock units only in connection with the Stock Ownership Program and not in connection with the separate Stock Incentive Plan. As more particularly explained below, while Ms. Thurber has participated in the LaSalle Investment Management Long-Term Incentive Compensation Program, she has not otherwise received grants of options or restricted stock units under the Stock Incentive Plan. This column does include, however, restricted stock units originally valued at $473,629 that were granted to Ms. Thurber in 2006, $182,101 that were granted to her in 2005 and $83,877 that were granted to her in 2004 under the LIM Compensation Program, in each case half of which will vest in twenty-four months after grant and the other half of which will vest in thirty-six months after grant.

  (d) As of December 31, 2005, the aggregate share amount and Dollar value, based on the closing price per share of Common Stock of $50.35 on such date, of the unvested restricted stock units held by our Named Executive Officer were as follows:

Name	Number of Unvested Restricted Stock Units	Value

Colin Dyer	72,678	$3,659,337
Lauralee E. Martin	42,784	$2,154,174
Peter C. Roberts	19,000	$956,650
Lynn C. Thurber	22,898	$1,152,914
Peter A. Barge	30,469	$1,534,114
Alastair Hughes	27,905	$1,405,017
(6)
(a) The other amounts in this column with respect to 2005 reflect (i) matching contributions by Jones Lang LaSalle to the Savings and Retirement Plan (the Savings Plan) qualified under Section 401 (k) of the United States Internal Revenue Code of 1986 (as amended, the Code) of $8,400 for each of Mr. Dyer, Ms. Martin, Mr. Roberts and Ms. Thurber, (ii) international relocation expense reimbursement of $62,983 and expatriate tax preparation assistance of $21,668 for Mr. Dyer, (iii) international expatriate relocation and living expense reimbursements for Mr. Barge of $199,176, (iv) a pension allowance of $17,230 and allowances in total for transportation, health care insurance, communication, life and health care insurance and personal accounting expenses of $27,263 for Mr. Hughes and (v) premiums paid on life insurance policies of $1,200 or less for each of Mr. Dyer, Ms. Martin, Mr. Roberts and Ms. Thurber.

  In October 2005, at the same time that the Company paid its first semi-annual cash dividend of $0.25 per share of its outstanding common stock, the Company also paid a dividend equivalent of the same amount on each outstanding restricted stock unit. The amounts shown in this column reflect the dividend equivalents that were paid on restricted stock units held by the Mr. Dyer in the amount of $14,420, Ms. Martin in the amount of $10,247, Mr. Roberts in the amount of $4,750, Ms. Thurber in the amount of $4,894, Mr. Barge in the amount of $6,973 and Mr. Hughes in the amount of $5,764.

  (b) The amount shown in this column for Mr. Dyer for 2004 also reflects a "make-whole" payment to Mr. Dyer of $325,000 to compensate him for a bonus payment that he forfeited when he left his prior employer. Additional information is provided below under "Compensation Arrangements with Colin Dyer."

  The other amounts in this column with respect to 2004 also reflect (i) matching contributions by Jones Lang LaSalle to the Savings Plan of $8,200 for each of Ms. Martin, Mr. Roberts and Ms. Thurber, (ii) international expatriate relocation reimbursements of $54,500 for Mr. Roberts, (iii) international expatriate relocation and living expense reimbursements for Mr. Barge of $95,672, (iv) a pension allowance of $16,794 and allowances in total for transportation, health care insurance, communication, life and health care insurance and personal accounting expenses of $30,370 for Mr. Hughes and (v) premiums paid on life insurance policies of $1,200 or less for each of Mr. Dyer, Ms. Martin, Mr. Roberts and Ms. Thurber.

  (c) The amounts in this column with respect to 2003 reflect (i) matching contributions by Jones Lang LaSalle to the Savings Plan of $6,692 for Ms. Martin, $6,050 for Mr. Roberts and $6,581 for Ms. Thurber, (ii) international expatriate relocation and living expenses reimbursements of $361,538 for Mr. Roberts, (iii) international expatriate relocation, living and tax expenses and reimbursements for Mr. Barge of $146,250, (iv) a pension allowance of $13,376 and allowances in total for transportation, health care insurance, communication, life and health care insurance and personal accounting expenses of $23,842 for Mr. Hughes and (v) premiums paid on life insurance policies of $1,200 or less for each of Ms. Martin, Mr. Roberts and Ms. Thurber.

Option/SAR Grants in Last Fiscal Year

              We did not grant any new stock options to the Named Executive Officers in 2005 and do not anticipate doing so during 2006.

Year-End Stock Option Values

              The following table sets forth certain information concerning options we granted to certain of the Named Executive Officers prior to 2003, including any exercises of such options during 2005 and the value of options owned on December 31, 2005, when the price per share of our Common Stock at the close of trading on the New York Stock Exchange was $50.35. Each Named Executive Officer who does not hold any outstanding options is omitted from the table.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Lauralee E. Martin	0	$0	32,500	0	$1,018,275	$0
Peter C. Roberts	30,000	$890,760	30,000	0	$819,700	$0
Lynn C. Thurber	10,000	$176,245	47,500	0	$1,338,100	$0
Peter A. Barge	13,000	$329,235	0	0	$0	$0

Co-Investment Long-Term Incentive Plan—
Awards Covering Four-Year Period from 2002 through 2006

              The following table sets forth certain information concerning units we granted to the Named Executive Officers in 2002 through 2006 under the Co-Investment Long-Term Incentive Plan:

			Estimated Future Payouts Under Non-Stock Price-Based Plan
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout
			Threshold	Target	Maximum(4)
Colin Dyer (1)	3	5 years from each grant date	$0	$124,000	$248,000
Lauralee E. Martin (2)	4	5 years from each grant date	$0	$165,000	$330,000
Peter C. Roberts (2)	4	5 years from each grant date	$0	$165,000	$330,000
Lynn C. Thurber (3)	1	5 years from first grant date	$0	$41,000	$82,000
Peter A. Barge (2)	4	5 years from each grant date	$0	$165,000	$330,000
Alastair Hughes (2)	4	5 years from each grant date	$0	$165,000	$330,000

(1)        Mr. Dyer received one 2004 unit pursuant to the compensation arrangements made when he was hired, and one in each of 2005 and 2006.

(2)        Each of Ms. Martin and Messrs. Roberts, Hughes and Barge received one unit in each of 2002, 2004, 2005 and 2006.

(3)        After an initial grant in 2002, Ms. Thurber has not participated further in this Plan since she has participated in the separate LaSalle Investment Management Long-Term Incentive Compensation Program.

(4)        As described below in the description of the plan under the caption "Summary of Plans, Programs and Agreements," the maximum amounts will ultimately be determined by the performance of certain real estate investment funds in the future, which cannot be estimated with certainty at this time. The actual maximum amounts may therefore be greater than the estimated amounts shown above, but they are unlikely to be materially greater. The target amount of each unit (which is equivalent to the notional amount originally invested) granted in 2002 was $41,000; the target amount for each unit granted in 2004 was $44,000; the target amount for each unit granted in 2005 was $39,000; and the target amount for each unit granted in 2006 was $41,000.

Summary of Plans, Programs and Agreements

              The following section describes the various Company-sponsored plans, programs and agreements under which we may pay compensation to our executive officers, including our Named Executive Officers, and the members of our Board of Directors. We have filed as exhibits to (or incorporated by reference in) our Form 10-K filed with the SEC for the year ended December 31, 2005 the legal documents pursuant to which certain of the plans, programs and agreements were established, and each of the following summaries is qualified in its entirety by reference to the actual terms of those plans.

Management Incentive Plan

              Professional and management employees, including the Named Executive Officers, receive a portion of their annual compensation in the form of incentive compensation (namely, a bonus). Most employees are assigned a target bonus, the payment of which is discretionary and is based upon an evaluation of performance against specific objective and subjective standards which are assigned numeric weights and vary from employee to employee. Performance against these standards may lead to receiving more than, or less than, the target bonus. Bonuses in excess of target amounts are based upon overachievements in personal and corporate or unit performance rather than upon exercising positive discretion as to the bonus applicable to the achievement of base goals. Annual bonuses in respect of one calendar year are typically paid in the first quarter of the subsequent year after reviews are completed as part of the Company's Individual Performance Management Program (IPMP). Additionally, bonus payments may vary in a year when Jones Lang LaSalle's results are above or below the year's business plan. Further information regarding the bonuses paid to the Named Executive Officers is set forth above in "Compensation Committee Report on Executive Compensation."

Amended and Restated Stock Award and Incentive Plan

              Our Amended and Restated Stock Award and Incentive Plan (the Stock Incentive Plan) provides for the grant of various types of stock-based compensation to eligible participants. The purpose of the Stock Incentive Plan is to promote the success of Jones Lang LaSalle's business in the best interests of its shareholders by providing incentives to those individuals who are or will be responsible for such success.

              The Stock Incentive Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 of the Exchange Act.

              The Stock Incentive Plan provides for the granting of stock options (Options), including "incentive stock options" (ISOs) within the meaning of Section 422 of the Code, and nonqualified stock options (NQSOs). Options granted under the Stock Incentive Plan may be accompanied by stock appreciation rights, limited stock appreciation rights, or both (Rights). Rights may also be granted independently of Options. The Stock Incentive Plan also provides for the granting of restricted stock and restricted stock units (Restricted Awards), dividend equivalents, performance shares and other stock and cash-based awards. Pursuant to the Stock Incentive Plan and as more fully described above under the caption "Director Compensation," (1) certain Options have been granted to Non-Executive Directors and (2) Non-Executive Directors are eligible to receive grants of Restricted Awards and may elect to receive additional Restricted Awards in lieu of their cash retainers. The Stock Incentive Plan also permits the Plan Administrator to make loans to participants in connection with the grant of awards, on terms and conditions determined solely by the Plan Administrator. However, in compliance with the Sarbanes-Oxley Act of 2002, new loans to Directors and the Named Executive Officers, among others, are prohibited by Company policy. Each award is evidenced by an agreement (an Award Agreement) setting forth the terms and conditions applicable thereto. Certain officers have received portions of their bonuses as Restricted Awards that constitute SOP Shares (as described below under "Stock Ownership Program").

              The Stock Incentive Plan is administered by the Compensation Committee, as Plan Administrator. Subject to the terms of the Stock Incentive Plan, the Plan Administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of Award Agreements, including the vesting schedule and exercise price of such awards. The Plan provides that, unless otherwise determined by the Plan Administrator, in the event of a change in control of Jones Lang LaSalle (as defined in the Stock Incentive Plan), awards under the Plan will, among other things, become fully vested on an accelerated basis as provided in the Plan.

              The number of shares reserved for issuance under the Stock Incentive Plan, as it was amended as of May 26, 2005 following the approval of our shareholders at our 2005 Annual Meeting, is 12,110,000. These shares may be authorized but unissued shares of Common Stock or shares which we have reacquired in the open market, in private transactions or otherwise. Approximately 9,400,000 shares, Options and/or unvested Restricted Awards (including SOP Shares) had been issued under the Stock Incentive Plan as of March 15, 2006.

              Discretionary grants of awards under the Stock Incentive Plan may be made to any Director (including Non-Executive Directors), employee or any independent contractor of Jones Lang LaSalle or its direct and indirect subsidiaries and affiliates who the Plan Administrator determines to be eligible for participation in the plan. ISOs, however, may only be granted to employees of Jones Lang LaSalle and its subsidiaries.

              Options vest and become exercisable over the exercise period, at such times and upon such conditions, including amount and manner of payment of the exercise price, as the Plan Administrator determines and sets forth in a particular Award Agreement. The Plan Administrator may accelerate the exercisability of any outstanding Option at such time and under such circumstances as it deems appropriate. Options that are not exercised within ten years (or such shorter term as the Plan Administrator may determine) from the date of grant, however, will expire without value. Options are exercisable during the optionee's lifetime only by the optionee. The Award Agreements contain provisions regarding the exercise of Options following termination of employment with Jones Lang LaSalle, including terminations due to the death, disability or retirement of an award recipient.

              Restricted Awards vest at such times and upon such conditions as are set forth in the applicable Award Agreement. Historically, half of the Restricted Awards that are granted on an annual basis to key employees as part of our compensation program vest in three years after grant and the other half in five years. Half of the Restricted Awards that have been issued under our Stock Ownership Program vest in eighteen months and the other half in thirty months. Restricted Awards may not be transferred except under the laws of distribution after an employee's death. The Plan Administrator may accelerate the vesting of Restricted Awards at such time and under such circumstances as it deems appropriate. The Award Agreements contain provisions regarding the vesting of Restricted Awards following termination of employment with or service to Jones Lang LaSalle, including termination due to the death, disability or retirement of an award recipient.

              In October 2005, at the same time that the Company paid its first semi-annual cash dividend of $0.25 per share of its outstanding Common Stock, the Company also paid a dividend equivalent of the same amount on each share underlying a Restricted Award (including restricted stock units and SOP Shares previously granted to our Named Executive Officers and to members of our Board of Directors). The Company anticipates that it will continue to pay dividend equivalents on outstanding Restricted Awards (including SOP Shares) simultaneously with future dividends that it declares on its Common Stock.

              As described in the Summary Compensation Table above, certain of the Named Executive Officers received Options prior to 2003, Restricted Stock Awards in 2005, 2004 and 2003 and, it is anticipated, will continue to receive Restricted Awards as part of their regular compensation packages for services rendered as executive officers. As described above under "Director Compensation," Jones Lang LaSalle's Non-Executive Directors received annual grants of Options during and prior to 2003 and have received annual grants of Restricted Awards in 2004 and thereafter as part of their regular compensation package for services rendered as Directors.

Stock Ownership Program

              Our Stock Ownership Program establishes ownership guidelines for key employees, including the Named Executive Officers, and certain other executive officers in order to align the interests of such key employees with the interests of shareholders. Compliance with this guideline is evaluated as of the first trading day in January preceding the date of the related bonus payment, using the executive's base salary on that day, the stock price on that day and his or her holdings of Company stock. Ownership guidelines for employees who are among our International Directors, including our Chief Executive Officer and the other Named Executive Officers, require a beneficial ownership equal in value to four times their annual base salaries; those who are Regional Directors, three times their annual base salaries; and National Directors, two times their annual base salaries.

              Covered employees may satisfy their ownership guideline through shares owned directly, shares owned by a spouse or a trust, the potential gain from outstanding stock options, unvested restricted stock units and stock the receipt of which has been deferred through our Deferred Compensation Plan. Although there is no specific period of time in which covered employees are required to achieve the ownership guideline, they are expected to make continuous progress toward their target.

              To assist employees in reaching these ownership objectives, employees automatically receive up to 20% of their annual bonuses in Restricted Awards (SOP Shares) rather than 100% in cash. The amount of bonus paid in SOP Shares varies with the level of the participant. We increased by 25% the amounts of the 2005, 2004 and 2003 bonuses that were paid in SOP Shares rather than in cash. The number of shares allocated to a participant is determined by the number of shares of our Common Stock that could have been purchased at the closing price per share as of the first trading day of the January preceding the date of the related bonus payment. The shares we use for the Stock Ownership Program are authorized under the Stock Incentive Plan.

              Fifty percent of the SOP Shares vest and will be issued eighteen months after the end of the year to which the bonus is attributable (namely, July 1, 2007 with respect to 2005 bonuses), and the remaining fifty percent will vest and be issued thirty months after such year (namely, July 1, 2008 with respect to 2005 bonuses). At our discretion, we may pay employees cash in the amount of the fair market value of SOP Shares that vest rather than issue shares to them. A participant who is terminated for cause (as defined in the Stock Incentive Plan) or who voluntarily resigns his or her employment will forfeit any SOP Shares which have not vested. If a participant's employment terminates by reason of retirement, death, disability or special circumstances (as defined by the Plan Administrator), SOP Shares will continue to vest on their normal schedule; however, in such cases the Compensation Committee, as Plan Administrator, may choose to accelerate vesting. In the event of a change in control of Jones Lang LaSalle (as defined in the Stock Incentive Plan), all SOP Shares will become fully vested on an accelerated basis as provided in the Plan.

              Employees may (but are not required to) opt out of further participation in the Stock Ownership Program if they hold shares in the Company whose value exceeds the minimum stock ownership guidelines set forth above. In 2006, the Company began to permit International and Regional Directors who were eligible to opt out of the Stock Ownership Program to remain within the Stock Ownership Program by also allocating up to 100% of their Stock Ownership Program amount to a notional portfolio comprised of certain real estate co-investments made by the Company through the client funds established by its LaSalle Investment Management business and as more particularly described below under "International and Regional Director Personal Co-Investment Program." Such investments do not get the benefit of the 25% premium that is added to SOP Shares, but do have the same vesting schedule.

Employee Stock Purchase Plan

              Our Employee Stock Purchase Plan (the Stock Purchase Plan) provides an opportunity for persons employed by Jones Lang LaSalle and designated subsidiaries in the United States, including those of our Named Executive Officers who are eligible, to purchase shares of Common Stock through voluntary automatic payroll deductions. The Stock Purchase Plan thereby seeks to help attract, retain and reward our people and strengthen the mutuality of interests between them and our shareholders. As of March 15, 2006, approximately 970 of our employees were participating in the Stock Purchase Plan.

              The Stock Purchase Plan currently provides that an aggregate of 1,750,000 shares of Common Stock may be sold pursuant to the Plan, subject to adjustment in certain events. This reflects the approval we obtained from our shareholders at our 2004 Annual Meeting to increase the number of shares authorized for issuance under the Plan by 750,000.

              The Stock Purchase Plan provides that separate accounts will be established for each participant (Payroll Deduction Accounts). With the amounts credited to each such separate account, a participant will have the opportunity to purchase as many shares of Common Stock as he or she is eligible to purchase. Participants may purchase shares only through voluntary, automatic payroll deductions, and cash contributions will not be permitted. The Stock Purchase Plan is administered by the Compensation Committee, as Plan Administrator, which has the authority to establish a different purchase price as long as such price complies with the provisions of Section 423 of the Code and the corresponding Treasury regulations.

              During 2005 and in prior years, the purchase price for shares of Common Stock was equal to the lesser of (1) an amount equal to 85% of the closing price of the shares of Common Stock at the beginning of the Offering Period (as defined below) or (2) an amount equal to 85% of the closing price of shares of Common Stock on the Share Purchase Date (as defined below).

              Effective January 1, 2006, as a consequence of a change to the way in which the Company is required to account for its expense in sponsoring the Stock Purchase Plan, the Plan Administrator amended the Stock Purchase Plan. As a result, during 2006 and in subsequent years, the purchase price for shares of Common Stock will equal 95% of the closing price of shares of Common Stock on the Share Purchase Date.

              During 2005 and in prior years, the Stock Purchase Plan was implemented by establishing consecutive six-month offering periods (each, an Offering Period), with a new Offering Period commencing on the first trading day on or after the first day of each January and July. Effective January 1, 2006, the Offering Period was changed such that it now commences on the first trading day on or after the first day of each January, April, July and October. The Committee will have the power to change the duration of the Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Stock Purchase Plan (or such other trading date as determined by the Plan Administrator) will constitute the purchase date on which each participant will purchase his or her appropriate number of shares (the Share Purchase Date).

              Notwithstanding the foregoing, Jones Lang LaSalle will not permit the exercise of any right to purchase shares of Common Stock (1) by any employee who immediately after the right is granted would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of Jones Lang LaSalle or any subsidiary; or (2) which would permit an employee's rights to purchase shares under the Stock Purchase Plan, or under any other qualified employee stock purchase plan maintained by Jones Lang LaSalle, to accrue at a rate in excess of $25,000 in fair market value (as determined on the first day of the Offering Period) for each calendar year. Employees who have not been employed for at least one year and certain part-time employees are not eligible to participate in the Stock Purchase Plan.

              Section 424(d) of the Code will be applied to determine the stock ownership of a participant in the Plan, and the shares that a participant may purchase under outstanding rights or options will be treated as shares owned by the participant.

              If a participant's employment is terminated for any reason, if a participant dies, if a participant is granted a leave of absence of more than 90 days duration, or if a participant otherwise ceases to be eligible to participate in the Stock Purchase Plan, payroll deductions will cease and any amounts then credited to his or her Payroll Deduction Account will be refunded to the participant as soon as practicable. Employees are, however, always fully vested in all shares which have previously been purchased for their accounts.

              The Stock Purchase Plan may be amended at any time; provided that no such amendment will be effective unless approved by the shareholders if such approval is necessary to comply with Section 423 of the Code, the rules of the NYSE or the Exchange Act. We may suspend or discontinue the Stock Purchase Plan at any time. We intend the Stock Purchase Plan to meet the requirements of Section 423 of the Code.

UK Savings Related Share Option Plan

              Our Savings Related Share Option (UK) Plan (the UK Share Plan) provides an opportunity for the employees of Jones Lang LaSalle Europe Limited, a wholly-owned indirect subsidiary of Jones Lang LaSalle operating in the United Kingdom, and any qualified subsidiaries, to purchase shares of our Common Stock using accumulated savings from payroll deductions. The UK Share Plan seeks to help attract, retain and reward those employees and strengthen the mutuality of interests between them and our shareholders. The Plan is intended to meet the requirements of Schedule 9 of the UK Income and Corporation Taxes Act 1988 (ICTA).

              The Compensation Committee administers the UK Share Plan. The Committee is authorized, subject to the provisions of the UK Share Plan, to establish any rules and regulations for the proper administration of the Plan, to make determinations and interpretations, and to take any actions in connection with the Plan that it deems necessary or advisable. Our Board of Directors may at any time and for any reason amend, suspend or discontinue the UK Share Plan.

              Subject to the adjustment provisions in the UK Share Plan (dividend or distribution, stock split, recapitalization, combination or exchange of shares, or a merger, consolidation or other corporate reorganization), we were originally authorized to issue up to 500,000 shares of our Common Stock under the UK Share Plan. These shares of Common Stock may be authorized but unissued shares, treasury shares or shares purchased on the open market or from private sources. As the result of an initial offering in 2001, we issued approximately 220,000 shares under the UK Share Plan. Options for an additional approximately 106,000 shares were subscribed pursuant to a second offering in 2005 and for an additional approximately 36,000 shares were subscribed pursuant to a third offering in 2006. A total of 493 employees subscribed for shares under the 2001 offering, a total of 458 employees subscribed for shares under the 2005 offering and a total of 361 employees subscribed for shares under the 2006 offering. Alastair Hughes, one of our Named Executive Officers, has not participated in any of the offerings to date.

              All employees, including any full-time director, of Jones Lang LaSalle Europe Limited and of each qualified subsidiary are eligible to participate in the UK Share Plan except for employees who are not chargeable to income tax in the United Kingdom under Case 1, Schedule E of ICTA. At the election of the participant, the UK Share Plan provides a savings period of both thirty-six months and sixty months. Participants' savings are used at the end of the savings period to purchase the appropriate number of shares. Jones Lang LaSalle will establish an account for each participant in the UK Share Plan, and will credit all payroll deductions made to this account. A participant may withdraw from a savings period at any time. Once the participant has withdrawn there is no opportunity to resume participation for that savings period. The administrator of the UK Share Plan will make any repayment of savings to the participant if so requested. As a tax-qualified plan in the United Kingdom, UK citizens receive a guaranteed tax-free bonus amount on the savings account which serves as the equivalent of a fixed rate of interest to be earned by the participants, provided the participant has continued to save for the full savings period.

              Participant options may be exercised in whole or in part following the earliest of (1) the end of the savings period, (2) the death of the participant, (3) the participant ceasing to be in employment by reason of retirement, injury, disability or redundancy, (4) the participant ceasing to be employed due to a change in control of the company or the business in which the participant is employed, (5) the participant reaching the age of sixty-five and continuing to be employed, and (6) the date on which an option becomes exercisable pursuant to a takeover, reconstruction or voluntary winding up of Jones Lang LaSalle Europe Limited. An option will lapse to the extent it has not been exercised by the earliest of (1) the expiration of six months from the end of the savings period, (2) the expiration of twelve months after death (or twelve months from the end of the savings period if death occurred during the six months following the end of the savings period), or (3) the expiration of six months following retirement, injury, disability, redundancy or change of control. Rights granted under the UK Share Plan may not be transferred by the participant in any way (other than by will or the laws of descent and distribution) and are exercisable during the participant's lifetime only by the participant.

              The purchase price for shares of Common Stock will be the price in U.S. Dollars for the acquisition of a share underlying any option on a date which will be no more than forty-two days before the date options are granted. Inland Revenue rules provide that shares purchased under an approved Sharesave plan can be purchased at a discount of not more than 20% of the market price on the date of grant. However, the Company has determined that 15% is appropriate given the similar discount historically provided to participants in the Stock Purchase Plan for United States employees.

Co-Investment Long-Term Incentive Plan

              Our Co-Investment Long-Term Incentive Plan (the Co-Investment Plan) has been designed to provide the group of approximately 140 of our senior leaders around the world, known as our International Directors, with the opportunity to benefit on a notional basis from real estate co-investments made by the Company on their behalf through its LaSalle Investment Management business. The Co-Investment Plan seeks to (1) help the Company retain its most senior people, (2) increase their efforts on behalf of the Company and to promote its success in the interests of our shareholders and (3) align the interests of participants with those of the Company's real estate investment clients.

              The Co-Investment Plan was originally established for investments to be made during a three-year period starting on January 1, 2002, with an initial notional allocation by the Company of $5 million among those employees who were International Directors on that date. An additional $5 million was earmarked to be invested in the Co-Investment Plan for the International Directors in place on each of January 1, 2003 and January 1, 2004 if the Company achieved a certain performance level during the respective previous years. The Company did not achieve the required level of performance during 2002 with the consequence that no investment was made in 2003. The Company did achieve the required level of performance in 2003 and so a second investment was made in 2004. In October 2004, our Board extended the Co-Investment Plan for one additional notional investment allocation to be made in 2005 in the event the Company achieved a certain performance level during 2004. Since the Company did achieve the required level of performance during 2004, a third notional investment of $5 million was made in 2005. Based upon the Company's strong financial performance in 2005, our Board approved an additional notional investment of $5 million in 2006.

              A participant vests in the portion of his or her notional investment account upon the earlier of (1) five years from the date as of which each allocated investment is made, (2) retirement, (3) death or permanent disability or (4) a change in control of the Company. Termination of employment for any reason other than those set forth in the prior sentence results in a forfeiture of all of a participant's interests in the Co-Investment Plan. The value of a participant's account is determined by the performance of particular real estate funds managed by LaSalle Investment Management. The Co-Investment Plan is administered under the authority of the Compensation Committee.

              While they have participated in the separate LaSalle Investment Long-Term Incentive Compensation Program described below, certain of our LaSalle Investment Management International Directors, including Lynn C. Thurber, one of our Named Executive Officers, have not also participated in the Co-Investment Plan. Beginning in 2005, International Directors who are employees of LaSalle Investment Management in certain countries where permitted, including Ms. Thurber, are able to make (and have made) investments from their own funds, either directly or, if otherwise eligible, through our United States Deferred Compensation Plan described below, the returns on which will be calculated as if they were grants made under the Co-Investment Plan.

              Other than as set forth above with respect to Ms. Thurber, our Chief Executive Officer and all of our other Named Executive Officers participate in the Co-Investment Plan.

International and Regional Director Personal Co-Investment Program

              In 2006, we introduced the new International and Regional Director Personal Co-Investment Program (the Personal Co-Investment Program), in which all of our International and Regional Directors, including our Named Executive Officers, are eligible to participate on a voluntary basis. The

Personal Co-Investment Program, which is also offered on a voluntary basis to the Non-Executive members of our Board of Directors (collectively, with our International and Regional Directors, the Directors), permits our Directors to invest personally in the performance of certain of the funds that LaSalle Investment Management has established for its clients (the LIM Funds). The Program is intended to serve as a retention device by providing our people a means to participate in a personal investment opportunity that is unique to being employed at our Company and that also further aligns our people with the success of our LaSalle Investment Management business and the performance it seeks to achieve on behalf of its clients.

              Personal investments through the new Program represent an interest whose return will reflect the performance of the co-investments that the Company itself has made in the LIM Funds through a vehicle known as LaSalle Investment Company, which has made co-investment capital contributions into the LIM Funds.

              During 2006, each Director has been able to personally invest up to US$100,000 in the Personal Co-Investment Program. In addition, those Directors who were eligible to opt out of the Company's Stock Ownership Program (SOP) in respect of their 2005 bonuses payable in 2006 were able to remain in the SOP in respect of an investment in the LIM Funds. Such Directors could convert up to 100% of the amount that would otherwise have been used to award SOP Shares under the Company's 2006 Stock Ownership Program in order to acquire investments units reflecting performance in the LIM Funds (although the 25% premium applied to SOP Shares was not applied to such LIM Fund investment units). The Company intends to make similar offerings on an annual basis in future years.

              Units acquired with SOP funds are known as SOP Units and Units acquired with a Director's personal funds are known as Individual Units.

              Individual Units vest immediately. They will remain owned by a participating Director if he or she leaves the Company, regardless of the circumstances. A Director does not have any rights to sell Individual Units back to the Company in the event the Director leaves the Company, nor can the Company require the Director to sell them back.

              SOP Units vest on the same basis as do SOP Shares. Namely, for the 2006 SOP Units, half of the Units will vest on July 1, 2007 and the other half vest on July 1, 2008. If a participating Director leaves the Company before the SOP Units have vested, the Director will forfeit any unvested SOP Units.

              Participating Directors may not re-sell their Units to anyone else, nor may they pledge them as collateral for a loan. The Units may pass to their heirs upon their death, but otherwise the Units are not liquid investments.

              As a legal matter, Units represent a liability of Jones Lang LaSalle Incorporated that is owed to participating Directors as an unsecured creditor of the Company. The investment return on the liability is measured by the return that LIC receives on the LIM Funds, but participants are not direct investors in the LIM Funds themselves. Therefore, in the event of the bankruptcy of the Company, participating Directors could lose up to the entire value of the investment even if the LIM Funds themselves remained solvent.

LaSalle Investment Management Long-Term Compensation Program

              One of our Named Executive Officers, Lynn C. Thurber, participates in the LaSalle Investment Management Long-Term Compensation Program (the LIM Compensation Program), as a result of which she has not also participated in the 2004, 2005 or 2006 allocation for the Co-Investment Plan and, other than through the Stock Ownership Program, did not also receive awards of stock options or restricted stock units under the Stock Incentive Plan. Ms. Thurber did not receive any payments during 2003 under the LIM Compensation Program. Her first payment under the LIM Compensation Program was earned and paid in 2004 in respect of performance during 2003 and was reported in the 2004 Proxy Statement for the first time.

              Our Compensation Committee established the LIM Compensation Program during 2002, with the first measurement year being 2003 and the first payments being made in 2004. We designed the Program to provide certain executives of LaSalle Investment Management (LIM), one of our four principal operating segments, with (1) an opportunity to further align their interests with those of our shareholders, (2) a long-term retention incentive, (3) an incentive to grow LIM's core advisory revenues and margins and (4) an incentive to achieve LIM's performance and incentive fee projections. Like Ms. Thurber, other LIM executives who have participated in this Program have not also participated either in the Co-Investment Plan or in the Stock Incentive Plan (other than the SOP component thereof).

              The Program is designed to determine a fixed bonus amount to be paid during each of the years 2004 through 2008 in respect of respective performance targets established for each of the years 2003 through 2007. One-quarter of each bonus amount, once determined, will be paid in cash during the first year promptly after determination, one-quarter will be paid in cash twelve months later, one-quarter will be paid in restricted stock that vests twenty four months later and one-quarter will be paid in restricted stock units that vests thirty six months later. Since the performance period for the fixed bonus amount determined in one year relates only to the immediately preceding year, payments under the Program to Ms. Thurber (and any other Named Executive Officer who may participate in the Program in the future) are reported as Annual Compensation–Bonus (with respect to the cash portion) and as Restricted Stock Awards in the Summary Compensation Table rather than as long-term incentive plan payouts.

              The payout earned and paid in a given year is based on whether LIM clears certain margin and growth rate hurdles for the immediately preceding calendar year. The amount of the payout is then made out of a pool of cash flow that exceeded the hurdle amounts to those executives who were granted a fixed number of participant points (out of a total of 100) against the pool. If an employee forfeits his or her points due to voluntary termination, that employee's participant points will be reallocated to other participants in the Program.

              In order to receive each portion of the bonus, participants must be employed by the Company at the time of payment (subject to exceptions providing for accelerated vesting in the cases of involuntary termination without cause, retirement, death or disability), meaning that a participant forfeits unvested amounts of cash or restricted stock units if he or she voluntarily terminates employment or is terminated with cause or for documented poor performance. Unvested cash and stock will vest immediately on an accelerated basis and be distributed upon a change in control.

United States Savings and Retirement Plan

              Our United States Savings and Retirement Plan (the Savings and Retirement Plan) is a defined contribution plan qualified under Section 401(k) of the Code. Subject to certain limitations under the Code, we make matching contributions to each eligible participant's account in an amount equal to 100% of the first three percent of the participant's pre-tax contributions to the Plan and 50% on the next two percent of such pre-tax contributions. A participant does not become eligible to receive the Company's matching payments unless he or she has completed at least 1,000 hours of service during the 12-month period beginning on the date of hire or during any Plan year that begins after the date of hire. Matching contributions begin on the January 1 or July 1 following completion of one full year of service. Participants are vested in all amounts in their Plan accounts. Those of our Named Executive Officers who are United States taxpayers are eligible to participate in the Savings and Retirement Plan and any matching contributions we make on their behalf are reported on the Summary Compensation Table above.

Severance Plans

             United States.    We currently maintain a Severance Pay Plan for full time employees, including executive officers, who provide services to Jones Lang LaSalle or certain subsidiaries in the United States. To be eligible to receive benefits under the Severance Pay Plan, an employee must be involuntarily terminated from employment under specified circumstances and also must meet all of the conditions of the Severance Pay Plan. Severance benefits include Base Severance, comprised of one-half month of base pay (not including target bonus) in effect at the time of the employment termination, and Enhanced Severance, provided the employee executes a severance agreement and general release in favor of Jones Lang LaSalle. Enhanced severance is comprised of enhanced severance pay, which is a multiple of base pay that varies with the circumstances of termination and is otherwise based on an employee's position level and length of service, reimbursement for certain COBRA costs and outplacement for professional employees. The maximum benefit under the Plan would be fifteen months of base pay. For employees terminated after June 30 of any given year and before bonuses are paid for the year in which they are terminated, enhanced severance also may include a bonus payment, calculated as a prorated share of the employee's target bonus for the year of termination, subject to Jones Lang LaSalle's then existing practice of determining discretionary bonus payments.

              Under our Severance Pay Plan, in addition to the other benefits available under the Plan, each of the members of our Global Executive Committee, which currently consists of our Global Chief Executive Officer, Global Chief Operating and Financial Officer and the Chief Executive Officers for each of our four operating segments, namely the Americas, Europe, Asia Pacific and LaSalle Investment Management (each, a "GEC Participant"), would be eligible to receive twelve months of base salary as Enhanced Severance if his or her employment is involuntarily terminated by the Company without cause and not as the result of any of the other circumstances set forth above. To the extent applicable, a GEC participant who is also eligible to receive severance payments under any other plan, program or arrangement (including an employment agreement) may elect whether to receive payments under the Severance Pay Plan or such other arrangement, but is not entitled to receive payments under both.

             United Kingdom and Other Countries.    Jones Lang LaSalle is obligated to make statutory payments to employees, including executive officers, employed in the United Kingdom who are terminated for reasons of redundancy. For an executive officer who is made redundant, the required payment would be calculated according to a formula, set by the United Kingdom government, based on age and length of service. Additionally, any payments provided for in the executive officer's contract of employment would be made. Similar circumstances may exist in other countries where executive officers reside.

United States Deferred Compensation Plan

              Effective for compensation paid on and after January 1, 2004, we have established a Deferred Compensation Plan for our employees in the United States who are at our National Director level and above (the Deferred Compensation Plan). The Deferred Compensation Plan is a non-qualified and unfunded deferred compensation program under which the eligible participants, including those of our Named Executive Officers who are subject to United States income tax, may voluntarily elect to defer up to 75% of their base salaries, up to 100% of their annual bonuses and up to 100% of their Restricted Awards (including SOP Shares). Members of our Board of Directors are eligible to participate in the Deferred Compensation Plan with respect to their Director fees. As indicated above, Peter C. Roberts, one of our Named Executive Officers, has deferred a portion of his bonus paid in each of 2005, 2004 and 2003 under the Deferred Compensation Plan. Colin Dyer, our Chief Executive Officer, has begun to participate in the Deferred Compensation Plan in 2006 by deferring a portion of each of his 2006 semi-monthly salary payments and a portion of the bonus that he earns in 2006 and that is payable in 2007.

              The amounts of any compensation deferred under the Plan remain an asset of the Company and constitute an unsecured obligation of the Company to pay the participants in the future and, as such, are subject to the claims of other creditors in the event of insolvency proceedings. Gains and losses on deferred amounts are credited based upon the performance of a variety of investment choices selected by the participants. A participant's account may or may not appreciate depending upon the investment choices of each participant and their relative performance. Participants may elect certain future distribution dates on which all or a portion of their accounts will be paid to them in cash, including in the case of a change in control of the Company.

Compensation Arrangements with Colin Dyer

              Under an agreement that we filed with the SEC in 2004, we established certain terms and conditions with respect to our employment of Colin Dyer as our Chief Executive Officer. The principal elements of that agreement insofar as they related to Mr. Dyer's compensation are set forth below. The actual compensation we have paid to Mr. Dyer during 2004 and 2005 is set forth above in the Summary Compensation Table.

             Base Salary.    We agreed to pay Mr. Dyer a base salary of $750,000 per annum through December 31, 2005, after which it shall be subject to adjustment by the Compensation Committee in accordance with our normal procedures in effect from time to time with respect to the establishment of executive compensation generally and based on his individual performance, the financial performance of the Company and market considerations, except that both Mr. Dyer's base salary and his annual target bonus opportunity referred to below for 2006 and thereafter will be no less than his base salary and target bonus opportunity for 2005.

             Annual Bonus.    During his employment, Mr. Dyer will be eligible to receive an annual bonus under the Company's annual bonus program. His target bonus for the remainder of the calendar year 2004 after his election effective August 30, 2004 was established at $250,000, to be paid in no less than such amount in 2005 at the same time as we generally pay bonuses. We established Mr. Dyer's target bonus for calendar year 2005 to be $750,000, payable in 2006 at the same time as we generally pay bonuses. For calendar year 2006 and after, the Compensation Committee will establish his annual target bonus amounts as set forth below.

              Subject to the minimum guaranteed amount for 2004 set forth above, the payment of Mr. Dyer's bonus will be established annually by our Compensation Committee and will be based on the Committee's evaluation of his performance against specific objective and subjective standards that will be developed in accordance with the Company's Individual Performance Management Program and on the overall performance of the Company. A consideration of these factors may lead to his receiving more than, or less than, his target bonus amounts. If Mr. Dyer leaves the firm involuntarily for any reason other than Cause (as defined in his agreement), or if he dies or becomes totally and permanently disabled, in any case prior to August 30, 2008, he will be paid a pro rata portion of his target annual bonus for the applicable year.

             2004 Make-Whole Bonus Payment.    In addition to the Annual Bonus payable in respect of 2004 as set forth in the foregoing section, the Company agreed to pay Mr. Dyer a make-whole bonus amount (Make-Whole Bonus) to the extent that his actual bonus paid by his former employer in respect of 2004 was less than his target bonus at such employer, provided, however, that in no event would the Make-Whole Bonus exceed $325,000. As that condition was met, we paid the full amount of the Make-Whole Bonus to Mr. Dyer during 2004.

             Restricted Stock.    In connection with the execution of his agreement, Mr. Dyer was granted 40,000 shares of restricted stock units under the Stock Incentive Plan, one half of which will vest on August 30, 2007 and the other half of which will vest on August 30, 2009.

              In addition to the foregoing, the agreement provides that if the Company met its objectives for 2005 as established by the Board, then the Company agreed to grant Mr. Dyer no less than 20,000 additional shares of restricted stock units under the Stock Incentive Plan promptly after the Board has determined in its discretion during 2006 that such objectives have been met. For 2006 and thereafter, the Board or its Compensation Committee will annually establish Mr. Dyer's equity-based compensation award levels according to his individual performance, the financial performance of the Company, and market considerations generally.

              All equity-based compensation awards made to Mr. Dyer that remain unvested at such time as his employment may be terminated by the Company without Cause shall automatically become fully vested and remain exercisable for the lesser of three years or the remaining full term of the option or other award.

             Severance Provisions.    Mr. Dyer is eligible for severance payments under the terms of, and subject to the conditions to, the Severance Pay Plan described above as applicable to the members of our Global Executive Committee, except that in the event Mr. Dyer's employment is terminated prior to August 30, 2008 under circumstances for which he would otherwise be eligible to receive severance, then the amount of severance he would receive will equal two years of base salary and target bonus rather than one.

             Fringe Benefits.    Mr. Dyer is entitled to the fringe benefits generally available to the Company's employees located in the United States and to our tax equalization policy, which provides certain protection against taxation in multiple jurisdictions. In addition, we agreed to pay for certain legal and other services relating to Mr. Dyer's employment arrangements, tax return preparation in multiple jurisdictions and visa matters.

Employment Agreement with Alastair Hughes

              Alastair Hughes was named the Chief Executive Officer of our European business segment in November 2005 and, accordingly, is now one of our Named Executive Officers. He has been with the

Company in other capacities since 1988. As is customary with respect to our other senior executives employed in the United Kingdom, Mr. Hughes has been a party to a Senior Executive Service Agreement (Employment Agreement) providing terms of his employment with Jones Lang LaSalle. We have filed a copy of the Employment Agreement with the SEC as an exhibit to our Form 10-K for 2005. The Employment Agreement is in a form used generally with our other senior executives employed in the United Kingdom.

              The Employment Agreement, which was originally executed with Mr. Hughes in 1999, provides for a minimum level of annual base salary, participation in bonus arrangements established by Jones Lang LaSalle and certain other benefits, including an annual contribution to an individual pension plan with a pension provider of Mr. Hughes's choice and the amount of which is based on different percentages of salary (with a cap of £100,000) based on age. Before Mr. Hughes took individual responsibility for his pension arrangements in 1995, he was a member of the Company's UK Trust Pension Scheme, a defined benefit plan, from October 1993 to April 1995. As a result, there is a deferred pension due to Mr. Hughes when he reaches age 60 equal to £695 per year (as increased by a consumer price index capped at 5% per year maximum from April 1995 to the date of his 60th birthday).

              The Employment Agreement requires Mr. Hughes to dedicate his whole time and attention to his work for Jones Lang LaSalle and prohibits him from having any other employment. Additionally, it provides for certain restrictions on his business activities following termination of employment with Jones Lang LaSalle. The Employment Agreement may be terminated by Jones Lang LaSalle on twelve months notice and by Mr. Hughes on six months notice. If Jones Lang LaSalle terminates Mr. Hughes's employment other than for reasons specified in the Employment Agreement, Mr. Hughes would be entitled to twelve months of salary and the value of other benefits provided for in the Employment Agreement.

Equity Compensation Plan Information

              The following table provides information as of December 31, 2005 with respect to shares of our Common Stock that are issuable under our equity compensation plans as described above (amounts in thousands, except exercise price):

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in column (a))
Equity Compensation Plans Approved by Security Holders:
Stock Incentive Plan (1)	3,189	$28.90	3,573
Stock Purchase Plan	0		485

Subtotal	3,189		4,058

Equity Compensation Plans Not Approved by Security Holders:
UK Share Plan	267	$24.72	174

Subtotal	267		174

Total	3,456		4,232

(1)        Includes restricted stock unit awards made under the Stock Ownership Program (SOP).

COMMON STOCK SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information concerning the beneficial ownership of our Common Stock, which constitutes the only outstanding voting securities and equity securities of Jones Lang LaSalle, as of March 24, 2006 (except where otherwise noted) by: (1) each Director and Director nominee of Jones Lang LaSalle; (2) each of the Named Executive Officers; (3) the Directors, Director nominees and executive officers of Jones Lang LaSalle as a group; and (4) each unaffiliated person who is known to Jones Lang LaSalle to have been the beneficial owner of more than five percent of our Common Stock. On March 24, 2006, there were 35,700,797 shares of Common Stock outstanding, of which 4,072,651 were held by a subsidiary of Jones Lang LaSalle that we use as a vehicle to repurchase shares under our publicly disclosed stock repurchase program primarily to offset dilution from the operation of our Stock Incentive Plan.

              The table includes shares which the indicated individual had the right to acquire through stock options granted under the Stock Incentive Plan and which were exercisable on March 24, 2006 or which would become exercisable within 60 days of that date. It also includes shares the receipt of which certain of our Directors have deferred under a deferred compensation program described above under "Director Compensation." The table does not include unvested restricted stock units issued under the Stock Incentive Plan, since none of such units or shares carries voting or investment power. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners (1)	Number	Percent of Class (%)
Ariel Capital Management, Inc. (2)	7,210,040	22.8
Henri-Claude de Bettignies (3)	9,177	*
Darryl Hartley-Leonard (3)	12,763	*
Sir Derek Higgs (3)	24,000	*
Alain Monié	124	*
Sheila A. Penrose (3)(4)	23,615	*
Thomas C. Theobald (3)(5)	66,542	*
Colin Dyer	5,000	*
Lauralee E. Martin (3)	14,025	*
Peter C. Roberts (3)	115,233	*
Lynn C. Thurber (3)(6)	60,059	*
Peter A. Barge	19,400	*
Alastair Hughes	14,000	*
All Directors, Director nominees and executive officers as a group (16 persons) (6)	376,706	1.2

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person or entity is c/o Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

(2)
Information with respect to beneficial ownership of Ariel Capital Management, Inc. (Ariel) is included herein in reliance on a Schedule 13G, dated December 31, 2005. The address of Ariel Capital Management Inc. is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601. Ariel has

  sole voting power with regard to 5,658,470 shares and sole dispositive power with regard to 7,210,040 shares.

(3)
Includes the following shares which each individual had the right to acquire through stock options granted under the Stock Incentive Plan which were exercisable on March 24, 2006 or which would become exercisable within 60 days of that date.

Name	Number of Shares
Henri-Claude de Bettignies	3,000
Darryl Hartley-Leonard	3,000
Sir Derek Higgs	19,000
Lauralee E. Martin	7,500
Sheila A. Penrose	7,806
Peter C. Roberts	22,500
Thomas C. Theobald	19,316
Lynn C. Thurber	10,000
(4)
2,500 of the shares listed are held by Ms. Penrose as trustee for a trust.

(5)
2,000 of the shares listed are held by Mr. Theobald's wife as custodian for his daughter, and 2,000 of the shares listed are held by Mr. Theobald as trustee of a trust for the benefit of his son. Mr. Theobald disclaims beneficial ownership of these 4,000 shares.

(6)
Includes shares owned directly and by corporations of which the reporting person is, or the reporting person and the reporting person's spouse are, the sole shareholder(s).

PERFORMANCE GRAPH

              The following line graph compares Jones Lang LaSalle's cumulative shareholder return on its Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and an industry peer group index (Custom Industry Index) for a five-year period extending through December 31, 2005. The Custom Industry Index is composed of the following other publicly traded real estate services companies: Grubb & Ellis Company, Trammell Crow Company and CB Richard Ellis Group Inc. The graph below also includes the peer group used in our proxy statement last year, composed of Grubb & Ellis Company and Trammell Crow Company (prior to the time that CB Richard Ellis Group Inc. issued public equity). The graph assumes the investment of $100 in Jones Lang LaSalle and each of the indices on December 31, 2000 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG JONES LANG LASALLE INCORPORATED, THE S & P 500 INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires our Directors, certain of our officers and beneficial owners of more than 10 percent of our outstanding Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to send copies of such reports to us. For our current executive officers and Directors, the Company has taken on the administrative responsibility of filing the reports after they have provided us with the necessary information. Based solely upon a review of such reports and amendments thereto furnished to us and upon written representations of certain of such persons regarding their ownership of Common Stock, we believe that no such person failed to file any such report on a timely basis during 2005, except that within the required two business day reporting requirement imposed by the SEC: (1) the Company did not timely file Form 3 reports for Alastair Hughes and Alain Monié; and (2) the Company did not timely file Form 4 reports on behalf of the following individuals: for Peter Barge, 3 reports with respect to 5 transactions; for Henri-Claude de Bettignies 1 report with respect to 7 transactions; for Colin Dyer, 1 report with respect to 2 transactions; for Darryl Hartley-Leonard 1 report with respect to 5 transactions; for Margaret Kelly, 1 report with respect to 2 transactions; for Lauralee Martin, 1 report with respect to 5 transactions; for Mark Ohringer, 1 report with respect to 4 transactions; for Robert Orr, 1 report with respect to 1 transaction; for Sheila Penrose 1 report with respect to 7 transactions; for Nazneen Razi 1 report with respect to 2 transactions; for Peter Roberts 2 reports with respect to 2 transactions; for Stanley Stec 1 report with respect to 2 transactions; and for Lynn Thurber 3 reports with respect to 7 transactions. A significant number of these transactions involved the granting of restricted stock, which presents internal logistical issues with meeting the SEC's two-day filing deadline. In each case, the Company attempts to file the reports as soon as possible after the triggering event occurs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              From time to time, Directors and executive officers are given an opportunity to invest individually (and have so invested) in the real estate investment fund products offered by subsidiaries of Jones Lang LaSalle, principally through LaSalle Investment Management, on the same terms as are offered in the ordinary course of business to other unaffiliated investors that are clients of the firm. The opportunities are made available in order to further align the interests of our people with those of our clients and in order to provide an additional retention vehicle. The amounts of the investments have not been material either to the individuals or to the Company. Executive officers and other employees have been, and in the future may be, allowed to acquire interests in certain investment vehicles (on the same terms as other unaffiliated investors) in order that these vehicles can satisfy certain tax requirements.

              Jones Lang LaSalle uses LaSalle Investment Limited Partnership, referred to as LaSalle Investment Company (LIC), as the investment vehicle for substantially all of its co-investments with LaSalle Investment Management clients. LIC is a series of four parallel limited partnerships of which Jones Lang LaSalle has an effective 47.85% ownership interest through two of the limited partnerships. Primarily institutional investors hold the remaining 52.15% interest in LIC. As of December 31, 2005, Thomas C. Theobald, a Non-Executive Director, and entities affiliated with him, had invested euro 1,435,123 and had committed to invest a total additional amount of euro 2,064,877 through LIC. As Mr. Theobald's investment has been made on the same terms as are offered to the other investors in LIC, which are unaffiliated investors that are clients of the firm, and given that the amount of the investment is not material to LIC nor does it permit Mr. Theobald to exercise any control over the activities of LIC, the Board of Directors has determined that Mr. Theobald's investment in LIC does not constitute a material relationship with the Company that detracts from his independence as a member of the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed the firm of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2006. A proposal to ratify this appointment will be presented at the 2006 Annual Meeting.

              The Board unanimously recommends you vote FOR ratification of such appointment.

              Each valid proxy returned to Jones Lang LaSalle will be voted for the ratification of the appointment of KPMG LLP as Jones Lang LaSalle's independent registered public accounting firm for 2006 unless the proxy specifies otherwise.

              The Audit Committee retains the right to appoint a substitute independent registered public accounting firm at any time during 2006 for any reason whatsoever.

INFORMATION ABOUT THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              KPMG LLP has been for a number of years the independent registered public accounting firm that audits the financial statements of Jones Lang LaSalle and most of its subsidiaries. Jones Lang LaSalle expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Non-Audit Fees

              The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements (including attesting to the Company's internal controls over financial reporting for purposes of Section 404 of the Sarbanes Oxley Act of 2002), audit related fees, tax fees and fees billed for other services rendered by KPMG LLP for 2005 and 2004 (the fees shown are in thousands (000's)).

	2004	2005
Audit Fees, excluding audit related (1)	$3,954	$4,237
Audit Related Fees (2)	$293	$445
Tax Fees (3)	$952	$1,123
All Other Fees (4)	$0	$0

Total Fees	$5,199	$5,805

              Notes:

    (1)
    Audit Fees include those necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements of Jones Lang LaSalle. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit Fees also include audit or other attest services required by statute or regulation (foreign or domestic), such as comfort letters, consents, reviews of SEC filings, and statutory audits in non-U.S. locations. For 2005, Audit Fees include fees of $975,000 related to the attestation required under Section 404 of the Sarbanes Oxley Act of 2002 with respect to internal controls over financial reporting, as compared to $1,400,000 in 2004 for such services.

    (2)
    Related Audit Fees include employee benefit plan audits, accounting consultation on proposed transactions, internal control related matters and audit or attest services not required by statute or regulation.

    (3)
    Tax Fees include tax compliance, tax planning and tax advice. Tax planning and tax advice encompasses a diverse range of services, including consultation, research, and assessment of tax planning initiatives, assistance with tax audits and appeals, employee benefit plans, requests for rulings or technical advice from taxing authorities, and expatriate compliance services.

    (4)
    All Other Fees include all other non-audit services.

Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Registered Public Accounting Firm

              The Audit Committee has established a policy for pre-approval of audit and permitted non-audit services by the Company's independent registered public accounting firm. At each of its meetings, the full Audit Committee considers and approves or rejects any proposed services and fee estimates that are presented by the Company's management. The Chair of the Audit Committee has been designated by the Audit Committee to consider approval of services arising between meetings that were not pre-approved by the Audit Committee. Services approved by the Chair are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm provides supporting documentation detailing the service and an estimate of costs. During 2005, all services performed by the independent registered public accounting firm were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

              As more particularly described above under "Corporate Governance Principles and Board Matters," the Audit Committee of the Board is responsible for providing independent, objective oversight of Jones Lang LaSalle's accounting functions and internal and disclosure controls. The Audit Committee is composed of four Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement and by applicable SEC rules. The Audit Committee operates under a written Charter, which has been approved by the Board of Directors. The Charter of the Audit Committee was amended during 2005 to permit written consents to be delivered by electronic transmissions and is attached as Appendix I to this Proxy Statement.

              Management is responsible for Jones Lang LaSalle's internal and disclosure controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Jones Lang LaSalle's consolidated financial statements and management's assessment of, and the effective operation of, internal control over financial reporting, all in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon. The Audit Committee's responsibility is to review these processes.

              In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2005 audited financial statements as well as the Company's internal controls over financial reporting for which an attestation by such firm is required under Section 404 of the Sarbanes Oxley Act of 2002. The Audit Committee also discussed with the independent registered public accounting firm the matters required by the auditing standards of the Public Company Accounting Oversight Board (United States), including Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence under the relevant standards.

              Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2005, which has been filed with the SEC.

The Audit Committee

Sir Derek Higgs (Chair)
Henri-Claude de Bettignies
Darryl Hartley-Leonard
Sheila A. Penrose

PROPOSAL 3

APPROVAL OF INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE SAVINGS RELATED SHARE OPTION (UK) PLAN

              The Company originally adopted the Savings Related Share Option (UK) Plan (the UK Share Plan) in 2001 and our Board authorized up to 500,000 shares of Common Stock for issuance under the Plan. After a first offering in 2001 in which approximately 220,000 shares were issued to eligible employees under the UK Share Plan, a second offering was effected in 2005 in which approximately 106,000 shares were issued and a third offering has been effected in 2006 in which approximately 36,000 shares were issued. As the Company intends to make additional offerings to eligible employees during the next three-year period, and potentially to include employees in France and Ireland (and possibly other European countries) under an expanded plan to be known as the SAYE International Plan, there do not remain a sufficient number of authorized shares under the UK Share Plan to satisfy its intended uses and objectives. Accordingly, our Board of Directors has approved an increase of 500,000 in the number of shares of our Common Stock reserved for issuance under the UK Share Plan so that after such increase the total number of shares available to be sold under the UK Share Plan (including shares previously sold) would be 1,000,000. The closing price of the Common Stock on the New York Stock Exchange on March 24, 2006 was $74.02.

              A proposal to approve the increase in the number of shares reserved for issuance under the UK Share Plan will be presented at our 2006 Annual Meeting. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the Annual Meeting will be necessary in order to approve the increase. Each valid proxy returned to Jones Lang LaSalle will be voted for the approval of the amendment to the UK Share Plan unless the proxy specifies otherwise. If our shareholders approve the increase, it will be effective as of its adoption. If our shareholders do not approve the amendment, the further issuance of shares under the UK Share Plan will be insufficient for its continued operation.

The Board recommends you vote FOR approval of the increase
in the number of shares reserved for issuance.

              The following is a summary of the principal features of the UK Share Plan. This summary does not, however, purport to be a complete description of all the provisions of the UK Share Plan. Any shareholder who wishes to obtain a copy of the Plan document may do so by written request to our Corporate Secretary at the address of our principal executive office set forth above. The Plan document has also been filed with the SEC as an Exhibit to our Form 10-K. The Plan document itself is not proposed to be amended by this proposal other than with respect to the number of shares of Common Stock that may be issued under the UK Share Plan.

Description of the UK Share Plan

              The purpose of the UK Share Plan is to provide the employees of Jones Lang LaSalle Europe Limited, a wholly owned indirect subsidiary of Jones Lang LaSalle operating in the United Kingdom, and any qualified subsidiaries, to purchase shares of our Common Stock using accumulated savings from payroll deductions. The UK Share Plan seeks to help attract, retain and reward those employees and strengthen the mutuality of interests between them and our shareholders. The Plan is intended to meet the requirements of Schedule 9 of the UK Income and Corporation Taxes Act 1988 ("ICTA"). A total of 493 employees subscribed for shares under the initial offering made in 2001, a total of 458 employees subscribed for shares under the second offering made in 2005 and a total of 361 employees have subscribed for shares under the third offering made in 2006.

              All employees, including any full-time director, of Jones Lang LaSalle Europe Limited and of each qualified subsidiary, are eligible to participate in the UK Share Plan except for employees who are not chargeable to income tax in the United Kingdom under Case 1, Schedule E of ICTA.

              At the election of the participant, the UK Share Plan provides a savings period of both thirty-six months and sixty months. Participants' savings are used at the end of the savings period to purchase the appropriate number of shares. Jones Lang LaSalle will establish an account for each participant in the UK Share Plan, and will credit all payroll deductions made to this account. A participant may withdraw from a savings period at any time. Once the participant has withdrawn there is no opportunity to resume participation for that savings period. The administrator of the UK Share Plan will make any repayment of savings to the participant if so requested. A guaranteed tax-free bonus amount is allocated to the savings account which serves as the equivalent of a fixed rate of interest to be earned by the participants, provided the participant has continued to save for the full savings period.

              Participant options may be exercised in whole or in part following the earliest of:

                (1)     the end of the savings period;

                (2)     the death of the participant;

                (3)     the participant ceasing to be in employment by reason of retirement, injury, disability or redundancy;

                (4)     the participant ceasing to be employed due to a change in control of the company or the business in which the participant is employed;

                (5)     the participant reaching the age of sixty-five and continuing to be employed; and

                (6)     the date on which an option becomes exercisable pursuant to a takeover, reconstruction or voluntary winding up of Jones Lang LaSalle Europe Limited.

              An option will lapse to the extent it has not been exercised by the earliest of:

                (1)     the expiration of six months from the end of the savings period;

                (2)     the expiration of twelve months after death (or twelve months from the end of the savings period if death occurred during the six months following the end of the savings period); or

                (3)     the expiration of six months following retirement, injury, disability, redundancy or change of control.

              Rights granted under the UK Share Plan may not be transferred by the participant in any way (other than by will or the laws of descent and distribution) and are exercisable during the participant's lifetime only by the participant.

              The purchase price for shares of Common Stock will be the price in U.S. Dollars for the acquisition of a share underlying any option on a date which will be no more than forty-two days before the date options are granted. Inland Revenue rules provide that shares purchased under an approved Sharesave plan can be purchased at a discount of not more than 20% of the market price on the date of grant. However, the Company has determined that 15% is appropriate given the similar discount historically provided to participants in the Stock Purchase Plan for United States employees.

Potential Expansion of Plan for Other European Employees

              We are currently in the process of determining whether the UK Share Plan might be used to make offerings to our employees in other countries in Europe where similar tax legislation makes sharesave programs possible on terms substantially similar to those of the UK Share Plan. For example, the Company is considering the offering of the program under the name of the SAYE International Plan to employees in Ireland and France. The Company therefore reserves the right to use a portion of the shares approved under the UK Share Plan for this broader purpose at any time in the future in order to promote employee stock ownership.

Participation by Named Executive Officers

              Alastair Hughes is the only one of our Named Executive Officers who has been eligible to participate in the UK Share Plan. To date, he has not participated in the UK Share Plan.

Income Tax Consequences

              Set forth below is a discussion of the principal United Kingdom income tax consequences of participating in the UK Share Plan. This discussion is based on an analysis of the provisions of Inland Revenue as currently in effect, existing laws, judicial decisions, administrative rulings and regulations, and proposed regulations, all of which are subject to change.

              Under current legislation, no income tax is due when a participant is granted an option to buy shares. Normally, no income tax will be due when a participant exercises his or her option to buy shares, although an income tax charge may arise upon exercise of the option within three years of its date of grant in circumstances other than as the result of the participant's death, disability, retirement or redundancy. For example, if a participant ceases to be an employee after a change of control and the participant decides to exercise his or her option before three years from the date of grant, then the participant may be liable for income tax on any gain realized upon exercise of the option. Any income tax liability will be based on the excess of the market value of the shares in respect of which the participant exercises an option over the total subscription price which the participant paid on exercise of the option.

              If the participant sells his or her shares, then the participant may be liable for a capital gains tax, although the legislation does allow for a certain amount of capital gains to be made each year free of tax.

Registration of Shares

              If the increase in shares for the UK Share Plan is approved by our shareholders, the Company intends to register the additional shares reserved for issuance after the Annual Meeting on a Form S-8 Registration Statement under the Securities Act of 1933.

PROXY SOLICITATION EXPENSE

              Jones Lang LaSalle is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access any proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Mellon Investor Services to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Mellon a fee of $8,500 plus customary costs and expenses for these services. We have agreed to indemnify Mellon against certain liabilities arising out of or in connection with its agreement. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

APPENDIX I

Audit Committee Charter

Jones Lang LaSalle Incorporated

Charter of the Audit Committee of the Board of Directors

(Adopted July 28, 2003 and amended May 25, 2005)

Purpose

              This Charter establishes the basic principles under which the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company") shall operate.

              The Committee, which is appointed by, and acts on behalf of the Board, shall monitor:

  •
  The integrity of the Company's financial statements;

  •
  The qualifications and independence of the Company's independent auditor;

  •
  The performance of the Company's internal audit function and of its independent auditor; and

  •
  Compliance by the Company with legal and regulatory requirements.

              The Committee shall prepare the report required by the United States Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

    Charter Issuer and Owner

              The Committee shall be responsible for the content of this Charter, subject to final approval and adoption by the Board.

    Membership

              The Committee shall be comprised of at least three non-Executive Directors as determined by the Board. Each of the members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

              Committee members shall be elected by the Board on the recommendation of the Nominating and Governance Committee of the Board. Committee members may be replaced by the Board in its discretion. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Among any other procedures that the Board may establish to determine the independence, financial literacy and financial expertise of the members of the Committee, the Board shall require each Committee member to complete an appropriate questionnaire, the responses to which shall be acceptable to the Board in its business judgment.

              No member of the Committee shall receive any compensation from the Company or any of its affiliates other than director or committee fees, or shall accept any consulting, advisory or other compensatory fees from the Company or any of its affiliates.

    Meetings

              The Committee shall meet quarterly and at such other times as it deems necessary to carry out its responsibilities. The Chair of the Committee and/or the Board may call such meetings. The Chair, in consultation with Committee members, shall determine the length of the meetings. The Chair, taking into account the recommendations of Committee members and in consultation with the appropriate members of management, will establish the agenda for each Committee meeting. Sufficient time to consider the agenda items shall be provided. Each Committee member may raise at any regular Committee meeting subjects for discussion that are not on the meeting's formal agenda.

              A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may take action by unanimous written consent (which may be evidenced by an electronic transmission as contemplated under the Company's By-Laws) or by conference communication by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person.

              Insofar as practicable, information to inform the Committee about the Company's business, performance and prospects, and regarding recommendations for action by the Committee, shall be made available to the Committee within a reasonable period of time before meetings. Information should be relevant, concise and timely. Requests for action by the Committee shall include the recommendation of management and be supported by any historical or analytical data which may be useful to the Committee in making a determination as to the advisability of the matter.

              Minutes of each meeting will be provided to each Board member to assure that the Board remains fully apprised of topics discussed and actions taken, including with respect to findings that have resulted from financial reporting oversight. The Chair will also regularly report to the Board regarding Committee matters.

              The Committee shall meet periodically with management, the internal auditors and the independent auditor separately during its scheduled executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Similarly, the Company's independent auditor, internal auditors, counsel and financial management shall have full access to the Committee and each is responsible for bringing before the Committee or the Chair in a timely manner any matter appropriate to the discharge of the Committee's responsibilities.

    Committee Authorities and Responsibilities

  Authorities

1.
To fulfill its responsibilities and duties, the Committee shall have the full authority of the Board to act or exercise corporate powers with respect to the matters set forth in this Charter.

2.
The Committee shall have the authority to appoint or replace the Company's independent auditor (subject, if applicable, to shareholder ratification). The Committee shall inquire as to significant issues that were discussed with management in connection with the retention of the independent auditor, particularly those related to the application of auditing standards or accounting principles. The Committee shall be directly responsible for the compensation, evaluation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee may consider with management, the senior internal auditing executive and the independent auditors the rationale and legal requirements for employing audit firms other than the principal independent auditors.

3.
The Committee shall have the authority to appoint or replace the Company's senior internal auditing executive. The senior internal auditing executive shall report functionally to the Committee and administratively to the Chief Financial Officer of the Company.

4.
The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

5.
The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

6.
The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

7.
The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall have the authority to assume such additional duties from time to time as may be consistent with this Charter and as may be, in the Committee's or the Board's judgment, reflective of the then current audit committee best practices. The Committee shall annually review the Committee's own performance.

  Responsibilities

        The Committee shall:

    Financial Statement and Disclosure Matters

8.
Review and discuss with management and the Company's independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

9.
Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

10.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

11.
Discuss with management and the independent auditor the Company's internal controls and disclosure controls and procedures and any major issues as to the adequacy of those controls and procedures and any special steps adopted in light of material control deficiencies.

12.
Review and discuss quarterly reports from the independent auditor on:

(a)
All critical accounting policies and practices to be used.

(b)
All alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)
Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

13.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

14.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

15.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

16.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management and management's response.

17.
Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or disclosure controls and procedures or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

    Oversight of the Company's Relationship with the Independent Auditor

18.
Review and evaluate the lead partner of the independent auditor team.

19.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. Oversee the retention of the Company of the independent auditor for all non-audit matters. The Committee shall present its conclusions with respect to the independent auditor to the Board.

20.
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

21.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

22.
Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency, as deemed appropriate by the Committee.

23.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

    Oversight of the Company's Internal Audit Function

24.
Review the performance of the senior internal auditing executive.

25.
Review the significant reports to management prepared by the internal auditing department and management's responses.

26.
Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit. Review with the senior internal auditing executive and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

    Compliance Oversight Responsibilities

27.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (Required Response to Audit Discoveries) has not been implicated.

28.
Obtain reports from management and the Company's senior internal auditing executive as to whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Ethics. Communicate with the independent auditor to verify whether anything has come to its attention regarding lack of compliance with such requirements or Code. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Ethics.

29.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

31.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  Limitation of the Audit Committee's Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities or management and the independent auditor.

Rules Of The
Jones Lang LaSalle
Savings Related Share
Option (UK) Plan

Adopted by the Company on 24 October 2001

Received formal approval under Schedule 9 to the Income and Corporation Taxes 1988 by the Board of the Inland Revenue

on 9 November 2001 under reference SRS2680/RF

William M. Mercer Ltd
Dexter House
2 Royal Mint Court
London
EC3 4NA
Tel: +44 (0)20 7488 4949
Fax: +44 (0)20 7480 6132

1.     Definitions

1.1
In these Rules the following words and expressions shall have the following meanings:

"Act"		the Income and Corporation Taxes Act 1988.
"Adoption Date"		the date on which the Plan is adopted by the Company. "Appropriate Period" has the meaning given to it in paragraph 15(2) of schedule 9 to the Act.
"Associated Company"		has the meaning assigned to it by section 187(2) of the Act.
"Auditors"
the auditors for the time being of the Company, or in the event of there being joint auditors such one of them as the Board shall select, acting as experts and not as arbitrators and the Arbitration Acts 1950-1970 shall not apply hereto.
"Board"		the Board of Directors of the Parent Company or, except in Rule 11.4, a duly constituted committee thereof. "Bonus Date" means either
	(a)	the earliest date on which a bonus becomes payable under the relevant Savings Contract after payment of 36 contributions; or
	(b)	the earliest date on which a bonus becomes payable under the relevant Savings Contract after payment of 60 contributions.
"Company"		Jones Lang LaSalle Europe Limited.
"Control"		has the meaning assigned to it in section 840 of the Act.
"Date of Grant"		the date on which the Board grants an Option in accordance with Rule 4.
"Date of Invitation"		the date upon which the Board issues invitations under Rule 2.1 to Eligible Employees inviting them to apply for an Option.
"Eligible Employee"		means any person who:
	i.	(a) is an employee of any Participating Company, including a full-time director; and
(b) is chargeable to tax in the United Kingdom under Case 1 of Schedule E in respect of that employment; and
(c)
who had on the date of the relevant issue of the relevant invitations pursuant to Rule 2.1 been such an employee or full-time director continuously for a period of six months at the Date of Invitation; or
	ii.	is any other employee or full-time director of a Participating Company, nominated by the Board to be an Eligible Employee;

and provided, that no person shall be an Eligible Employee if that person is ineligible to participate in the Plan by virtue of paragraph 8 of schedule 9 to the Act. For the purposes of this paragraph "full-time" shall mean having a normal contractual working week of 25 hours or more, excluding meal breaks.
"Exchange Rate"		the rate of exchange prevailing on any specified date of a payment for the exercise of an Option from pounds sterling to US dollars.
"Market Value"		means either
(a)
in relation to a share of Stock listed on the New York Stock Exchange shall mean the average of the high and low prices of the Stock as quoted in the Wall Street Journal on the said Exchange, or if no sales of the Stock were made on said Exchange on that date, the average of the high and low prices of the Stock on the immediately preceding business day; or
(b)
in the event that the Stock is not listed on the New York Stock Exchange, the market value of a share of Stock determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with Inland Revenue Shares Valuation on or before that date.
"Option"		a right to acquire Stock granted in accordance with the Rules of the Plan.

"Option Price"	the price in US Dollars at which Stock subject to an Option may be acquired on the exercise of that Option being subject to Rule 8, the higher of;
	i.	the nominal value of a share of Stock; or
	ii.	a price at the discretion of the Board which cannot be less than 80% of the Market Value of a share of Stock on the day that the invitation to apply for that Option was issued pursuant to Rule 2.1.
"Parent Company"	Jones Lang LaSalle Incorporated.
"Participating Company"	means the Company and any other company of which the Parent Company has control and which has been nominated by the Board as a Participating Company.
"The Plan"	means the Jones Lang LaSalle Savings Related Share Option (UK) Plan constituted and governed by these rules as from time to time amended.
"Savings Contract"
a contract under a certified contractual savings scheme, within the meaning of section 326, to the Act, which has been approved by the Board of the Inland Revenue for the purposes of schedule 9 to the Act.
"Specified Age"	age 65 years.
"Stock"	common stock of Jones Lang LaSalle Incorporated, which complies with the provisions of paragraphs 10 to 14, of schedule 9 to the Act.
"Subsisting Option"	an Option which has neither lapsed nor been exercised.
1.2
Words importing the singular shall include the plural, and vice versa, and words importing the masculine shall include the feminine.

1.3
Any reference to any statute (or a particular part, chapter or section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force, and any regulations made thereunder.

2.     Invitations to Apply for Options

2.1
The Board in their absolute discretion may invite every Eligible Employee to apply for the grant of an Option to acquire shares in the Parent Company at such time or times as they consider appropriate. The type or types of Savings Contracts offered at each invitation shall be at the discretion of the Board.

2.2
Each invitation shall specify:

i.
the date, not being less than 14 days after the issue of the invitation, by which the application may be made;

ii.
the Option Price at which Stock may be acquired on the exercise of any Option granted in response to the application, or an indication of when the Option Price will be determined;

iii.
whether applicants may enter into a three year Savings Contract or a five year Savings Contract, or both; an

iv.
the maximum permitted aggregate monthly savings contribution, being the lesser of the maximum specified in paragraph 24 of schedule 9 to the Act, and such sum (being a multiple of £1 and not less than £10) as the Board decides shall apply to every Eligible Employee in respect of that invitation.

2.3
Each invitation shall be accompanied by a proposal form for a Savings Contract, and an application form which will provide for the applicant to state:

i.
the monthly savings contribution (being a multiple of £1 and not less than £10), which he wishes to make under the related Savings Contracts;

ii.
the duration of the Savings Contract or Savings Contracts which he wishes to save under if a choice has been given under Rule 2.2 iii;

iii.
that his proposed monthly savings contribution, when added to any monthly savings contributions then being made under any other Savings Contract linked to an Option granted under the Plan or any other savings related share option scheme approved by the Board of the Inland Revenue, will not exceed the maximum permitted aggregate monthly savings contributions specified in the invitation;

  iv.
  whether, for the purposes of determining the amount of Stock over which an Option is to be granted, the repayment under the Savings Contract is to be taken as including any bonus payable,

and to authorise the Board to enter on the Savings Contract proposal form such monthly savings contribution, not exceeding the maximum stated on the application form, as shall be determined subject to Rule 3 below.

2.4
Each application shall be deemed to be for an Option over the maximum whole number of shares of Stock which can be bought at the Option Price (subject to the Exchange Rate at the Date of Grant) with the expected repayment under the related Savings Contract at the appropriate Bonus Date. The actual amount of Stock that will be able to be purchased will be dependent on the Exchange Rate at the date of exercise of the Option.

2.5
No invitation will be made or issued until the Board of the Inland Revenue has approved the Plan.

3.     Scaling Down

3.1
If the Board receives valid applications for Options over an aggregate number of Stock which exceeds the limit determined pursuant to Rule 5.2 below in respect of that invitation, then the following steps shall be carried out successively to the extent necessary to eliminate the excess

i.
determine a maximum savings contribution in respect of such applications and where the savings contributions specified by any person exceeds that maximum so determined reduce the savings contributions so specified to the amount of that maximum, provided that where the savings contributions specified by any person is equal to or lower than that maximum then that Eligible Employee's savings contributions shall not be affected; and/or

ii.
the excess over £10 sterling of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary; and/or

iii.
change an election for a five year savings contract to a three year savings contract; or

iv.
scale down on any other basis agreed in advance by the Inland Revenue.

v.
if an applicant makes multiple applications all of the monthly contributions chosen by that applicant shall be aggregated for the purposes of operating this Rule 3.1.

Each application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Board shall complete each Savings Contract proposal form to reflect any reduction in the monthly savings contribution resulting therefrom.

4.     Grant of Options

4.1
No later than the thirtieth day, or if Rule 3 applies the forty-second day, following the day on which the invitations were issued pursuant to Rule 2, the Board shall grant to each applicant who is still an Eligible Employee and is not precluded from participation in the Plan by virtue of paragraph 8 of schedule 9 to the Act, an Option over the number of shares of Stock for which, pursuant to Rule 2.4 and subject to Rule 3, he is deemed to have applied. No options may be granted later than 30 days (or forty-two days if Rule 3 applies) after the date by reference to which the Market Value was established for the purposes of the invitation.

As soon as possible after Options have been granted the Board shall issue an Option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

4.2
No Option may be transferred, assigned or charged, and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each Option certificate shall carry a statement to this effect.

4.3
No Options shall be granted at any time by the Board where it is prevented from doing so by statute, order, regulation or governmental directive.

4.4
No Option shall be granted before the Adoption Date.

5.     Limitations on Grants

5.1
The aggregate number of shares of Stock which may be made available under the Plan shall not exceed the number authorised for the Plan by the Board from time to time.

5.2
The Board may, before issuing invitations on any occasion, determine a limit on the amount of Stock which is to be made available in respect of that invitation.

5.3
No Option shall be granted to an Eligible Employee if the monthly savings contribution under the related Savings Contract, when added to the monthly savings contributions then being made under any other Savings Contract, would exceed the maximum specified in paragraph 24 of schedule 9 to the Act.

6.     Exercise of Options

6.1
Subject to Rule 9 any Subsisting Option may be exercised in whole or in part at any time following the earliest of the following events

i.
the relevant Bonus Date if, on the day of exercise, the Option holder is an employee or director of a Participating Company;

ii.
the death of the Option holder;

iii.
the Option holder ceasing to be a director or employee of any Participating Company by reason of injury, disability, redundancy within the meaning of the Employment Rights Act 1996, retirement on reaching Specified Age or any other age at which the Option holder is bound to retire in accordance with his contract of employment;

iv.
the Option holder ceasing to be a director or employee of any Participating Company by reason only that

(a)
the office or employment is in a company of which the Parent Company ceases to have Control; or

(b)
the office or employment relates to a business or part of a business which is transferred to a person who is neither an Associated Company nor a company of which the Parent Company has Control;

v.
the relevant Bonus Date, where an Option holder holds an office or employment in a company which is not a Participating Company but which is

(a)
an Associated Company of the Parent Company; or

(b)
a company of which the Parent Company has Control.

6.2
An Option shall lapse on the earliest of the following events:

i.
except where the Option holder has died, the expiry of six months following the Bonus Date;

ii.
where the Option holder died during the six months following the Bonus Date the first anniversary of the Bonus Date;

iii.
where the Option holder has died before the Bonus Date, the first anniversary of his death;

iv.
unless the Option holder has died, the expiry of six months after the Option has become exercisable by virtue of paragraph iii. of Rule 6.1;

v.
the expiry of six months after the Option has become exercisable by virtue of paragraph (iv) of Rule 6.1 or in accordance with Rule 7;

vi.
the Option holder ceasing to be a director or employee of any Participating Company, howsoever that cessation occurs whether lawful or unlawful, in circumstances in which the Option does not become exercisable;

vii.
the Option holder becoming bankrupt.

6.3
No person shall be treated for the purposes of this Rule 6 as ceasing to be employed by a Participating Company until he is no longer employed by the Company, any Associated Company or a company of which the Parent Company has Control.

6.4
If an Option holder continues to be employed by a Participating Company after the date on which he reaches the Specified Age he may exercise any Subsisting Option within six months following that date.

7.     Take-overs and Liquidations

7.1
If any person obtains Control of the Parent Company as a result of making

i.
a general offer to acquire the whole of the issued stock of the Parent Company which is made on condition such that if it is satisfied the person making the offer will have Control of the Parent Company, or

ii.
a general offer to acquire all the stock in the Parent Company which is of the same class as the Stock

(or their equivalents under the law and practice of the Parent Company's legal jurisdiction) then any Subsisting Option may be exercised within six months of the time when the person making the offer has obtained Control of the Parent Company and any condition subject to which the offer is made has been satisfied.

7.2
If under section 425 of the Companies Act 1985 (or their equivalents under the law and practice of the Parent Company's legal jurisdiction), the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Parent Company or its amalgamation with any other company or companies, any Subsisting Option may be exercised within six months of the Court sanctioning the compromise or arrangement.

7.3
If any person becomes bound or entitled to acquire shares in the Parent Company, under section 428 of the Companies Act 1985 (or their equivalents under the law and practice of the Parent Company's legal jurisdiction), any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

7.4
If as a result of the events specified in Rules 7.1 or 7.2 a company has obtained Control of the Parent Company, or if a company has become bound or entitled as mentioned in Rule 7.3, the Option holder may, by agreement with the other company (the "Acquiring Company"), within the Appropriate Period, release each Subsisting Option (the "Old Option") for an option (the "New Option") which satisfies the conditions that it

i.
is over shares of stock in the Acquiring Company which satisfy the conditions specified in paragraph 15(3), schedule 9 to the Act;

ii.
is a right to acquire such number of such shares of stock as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the Stock subject to the Old Option on its release;

iii.
has a Option Price per share of stock such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and

iv.
is otherwise identical in terms to the Old Option.

This New Option shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Option.

Where any New Options are granted pursuant to this Rule 7.4, Rules 7, 8, 9, 10.1 and 10.3 to 10.6 shall, in relation to the New Options, be construed as if referring to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but references to Participating Company shall continue to be construed as if references to the Parent Company were references to Jones Lang LaSalle Incorporated.

7.5
If the Parent Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

7.6
For the purposes of this Rule 7 other than Rule 7.4 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

7.7
The exercise of an Option pursuant to the preceding provisions of the Rule 7 shall be subject to the provisions of Rule 9 below.

7.8
Where in accordance with Rule 7.4 Subsisting Options are released and New Options granted, the New Options shall not be exercisable in accordance with Rules 7.1, 7.2, and 7.3 above by virtue of the event by reason of which the New Options were granted.

8.     Variation of Capital

8.1
In the event of any variation in the stock of the Parent Company by way of capitalisation or rights issue or any consolidation, sub-division or reduction or otherwise, the amount of Stock subject to any Option and the Option Price for each share of stock shall be adjusted in such manner as the Auditors confirm to be fair and reasonable provided that

i.
the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date.

ii.
the Option Price for a share of Stock is not reduced below its nominal value

  iii.
  no adjustment shall be made without the prior written approval of the Board of the Inland Revenue, and

  iv.
  following the adjustment the Stock continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive, schedule 9 to the Act.

9.     Manner of Exercise of Options

9.1
No Option shall be exercised by an individual at any time when he is, or by the personal representatives of an individual who at the date of his death was, precluded by paragraph 8, of schedule 9 to the Act from participating in the Plan

9.2
No Option shall be exercised at any time when the stock, which may thereby be acquired, is not Stock as defined in Rule 1.1.

9.3
An Option shall only be able to be exercised over no more than the maximum amount of Stock specified in the Option certificate (calculated using the Exchange Rate prevailing at the Date of Grant), which may be purchased with the sum obtained by way of repayment under the related Savings Contract. However, the actual amount of Stock that will be able to be purchased will be dependent upon the Exchange Rate prevailing at the date of exercise and may be less than the maximum number stated in the Option certificate.

9.4
An Option shall be exercised by the Option holder, or as the case may be, his personal representatives, giving notice to the Parent Company in writing of the amount of Stock in respect of which he wishes to exercise the Option accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) and the relevant Option certificate, and shall be effective on the date of its receipt by the Parent Company.

9.5
Stock shall be transferred pursuant to a notice of exercise within thirty days of the date of exercise. Save for any rights determined by reference to a date, preceding the date of allotment, such Stock shall rank pari passu with the other Stock of the same class in issue at that date of allotment.

9.6
When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

9.7
For the purposes of Rules 9.3 and 9.4 above, any repayment under the related Savings Contract shall exclude the repayment of any contribution, the due date for payment of which falls more than one month after the date on which repayment is made.

10.   Loss of Office or Employment

10.1
The grant of an Option does not form part of an Option holder's entitlement to remuneration or benefits pursuant to his contract of employment.

10.2
The rights and obligations of an Option holder under the terms and conditions of his office or employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan.

10.3
An Option holder who participates in the Plan waives all and any rights to compensation or damages in consequence to the termination of his office or employment with any company for any reason whatsoever in so far as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination or from the loss or diminution of value of such rights or entitlements. By participating in the Plan the Option holder agrees that, if necessary, his terms of employment shall be varied accordingly.

11.   Administration and Amendment

11.1
The Plan shall be administered by the Board whose decision on all disputes shall be final.

11.2
The Board may from time to time amend these Rules provided that

i.
no amendment shall materially affect an Option holder as regards an Option granted prior to the amendment being made;

ii.
no amendment shall take effect which would make the terms on which Options may be granted materially more generous or would increase the limit specified in Rule 5.1 without the prior approval of the Board; and

iii.
no amendment shall be made without the prior written approval of the Board of the Inland Revenue.

11.3
The costs of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine.

11.4
The Board may establish a committee consisting of not less than two persons to whom any or all of its powers in relation to the Plan may be delegated. The Board may at any time dissolve the committee, alter its constitution or direct the manner in which it shall act.

11.5
Any notice or other communication under or in connection with the Plan may be given by the Parent Company either personally or by post and to the Parent Company either personally or by post to the secretary; items sent by post shall be pre-paid and shall be deemed to have been received one hundred and twenty hours after posting.

11.6
Where any notice or other communication under or in connection with the Plan may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be pre-paid and shall be deemed to have been received seventy two hours after posting.

12.   General

12.1
All Eligible Employees shall be eligible to participate in the Plan on similar terms.

12.2
The Plan is to be effective on the later date of 1 September 2001 and receipt of approval from the Board of the Inland Revenue of the Plan under the provisions of Schedule 9 of the Act.

12.3
These Rules shall be governed by and construed in accordance with English law.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 and 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends a vote FOR the listed nominees.				The Board of Directors recommends a vote FOR Proposals 2 and 3.
		FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
1.	Election of Directors	☐	☐	2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2006.	☐	☐	☐
	01 Sir Derek Higgs					FOR	AGAINST	ABSTAIN
	02 Lauralee E. Martin 03 Alain Monié 04 Thomas C. Theobald			3.	To approve an increase by 500,000 of the number of shares of Common Stock reserved for issuance under the Jones Lang LaSalle UK ShareSave Plan.	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)				4.	To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

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Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/jll Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

If you are located outside of the United States,
the delivery of your Proxy MUST be via the INTERNET or MAIL

You can view the Annual Report and Proxy Statement
on the internet at www.joneslanglasalle.com

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS — MAY 25, 2006

        The undersigned hereby appoints Colin Dyer, Lauralee E. Martin and Mark J. Ohringer, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the Common Stock of Jones Lang LaSalle Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on May 25, 2006, or at any adjournment or postponement thereof.

        This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted FOR all the proposals.

        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        (Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

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Jones Lang LaSalle Incorporated 200 EAST RANDOLPH DRIVE CHICAGO, ILLINOIS 60601 NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS To Be Held Thursday, May 25, 2006
Table of Contents PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Current Committee Membership and Number of Meetings During 2005
Additional Executive Officers
Compensation Tables
Summary Compensation Table
Co-Investment Long-Term Incentive Plan— Awards Covering Four-Year Period from 2002 through 2006
Summary of Plans, Programs and Agreements
COMMON STOCK SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERFORMANCE GRAPH
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 APPROVAL OF INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE SAVINGS RELATED SHARE OPTION (UK) PLAN
PROXY SOLICITATION EXPENSE
APPENDIX I Audit Committee Charter
Jones Lang LaSalle Incorporated Charter of the Audit Committee of the Board of Directors (Adopted July 28, 2003 and amended May 25, 2005)